UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒ Definitive Proxy Statement

☐ Definitive Additional Materials

☐ Soliciting Material under §240.14a-12

FTC Solar, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒ No fee required.

☐ Fee paid previously with preliminary materials.

☐ Fee computed on table in exhibit required by Exchange Act Rules 14a-6(i)(1) and 0-11.

April 30, 2025

Dear Fellow Stockholder:

You are cordially invited to attend the 2025 Annual Meeting of Stockholders of FTC Solar, Inc. to be held virtually via a live audio webcast accessible at www.proxydocs.com/FTCI on Wednesday, June 11, 2025, at 10:00 AM, Central Daylight time. The attached notice of meeting and proxy statement describe the formal business to be transacted at the meeting.

We are furnishing proxy materials to our stockholders over the Internet. You may read, print and download our 2024 Annual Report to Shareholders and our 2025 Proxy Statement at www.proxydocs.com/FTCI. On or about May 2, 2025, we will mail our stockholders a Notice of Internet Availability containing instructions on how to access these materials and how to vote their shares. The notice provides instructions on how you can request a paper copy of these materials by mail, by telephone or by email. If you requested your materials via email, the email contains voting instructions and links to the materials on the Internet.

You may vote your shares by regular mail, via phone or over the Internet, or during the Annual Meeting. The Annual Meeting is being held so that stockholders may consider the election of three Class I directors, the ratification of the appointment of BDO USA, P.C. ("BDO") as our independent registered public accounting firm for the year ending December 31, 2025, and to transact such other business as may properly come before the meeting.

The Board of Directors of FTC Solar, Inc. ("Board of Directors" or the "Board") has determined that the matters to be considered at the Annual Meeting are in the best interests of FTC Solar, Inc. and its stockholders. For the reasons set forth in the Proxy Statement, the Board of Directors unanimously recommends a vote “FOR” each matter to be considered.

On behalf of the Board of Directors and the officers and employees of FTC Solar, Inc., I would like to take this opportunity to thank our stockholders for their continued support of FTC Solar, Inc. We look forward to seeing you virtually at the meeting.

Sincerely,

/s/ Yann Brandt
Yann Brandt President and Chief Executive Officer

FTC SOLAR, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Notice is hereby given that the 2025 Annual Meeting of Stockholders ("Annual Meeting") of FTC Solar, Inc. (the “Company”, "we", "our", or "us") will be held virtually via a live audio webcast accessible at www.proxydocs.com/FTCI at 10:00 AM, Central Daylight time, on Wednesday, June 11, 2025 for the following purposes:

1.
Election of three Class I directors for a three-year term expiring at the 2028 annual meeting of stockholders and until their respective successors are duly elected and qualified;
2.
Ratification of the appointment of BDO as the Company's independent registered public accounting firm; and
3.
To transact such other business as may properly come before the meeting and any adjournment or postponement thereof.

These proposals are more fully described in the Proxy Statement following this Notice.

The Board of Directors recommends that you vote (i) FOR the election of the three nominees to serve as Class I directors of the Company, and (ii) FOR the ratification of the appointment of BDO as our independent registered public accounting firm for the fiscal year ending December 31, 2025.

The Board of Directors has fixed the close of business on April 14, 2025 as the record date for the determination of the stockholders entitled to notice of, and to vote at, the Annual Meeting. Accordingly, only stockholders of record at the close of business on that date will be entitled to vote at the Annual Meeting. A list of the stockholders of record as of the close of business on April 14, 2025, will be available for inspection by any of our stockholders for any purpose germane to the Annual Meeting online by registering at www.proxydocs.com/FTCI or, by appointment only, during normal business hours at our principal executive offices, 9020 N. Capital of Texas Hwy, Suite I-260, Austin, Texas, 78759, for a period of ten days prior to the Annual Meeting.

Stockholders are cordially invited to attend the Annual Meeting virtually. In order to attend the Annual Meeting, you must visit www.proxydocs.com/FTCI and register by entering the control number included on your Notice of Internet Availability, proxy card, or voting instruction form. After registering, you will receive further instructions via email, including a unique link to access the virtual Annual Meeting and to vote and submit questions during the Annual Meeting.

Regardless of whether you plan to attend the Annual Meeting virtually, please mark, date, sign and return the enclosed proxy, or vote via the Internet or telephone by visiting www.proxydocs.com/FTCI to ensure that your shares are represented at the Annual Meeting. Stockholders of record at the close of business on the record date, whose shares are registered directly in their name, and not in the name of a broker or other nominee, may vote their shares virtually at the Annual Meeting, even though they have sent in proxies.

By Order of the Board of Directors,

/s/ Cathy Behnen
Cathy Behnen Chief Financial Officer

April 30, 2025

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 11, 2025:

The Company’s Proxy Statement and 2024 Annual Report to Shareholders are available at www.proxydocs.com/FTCI.

YOUR VOTE IS IMPORTANT

Although we refer to our website in this proxy statement, the contents of our website are not included or incorporated by reference into this proxy statement. All references to our website in this proxy statement are intended to be inactive textual references only.

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

Wednesday, June 11, 2025

ABOUT THE MEETING

What is the date, time and place of the Annual Meeting?

Our 2025 Annual Meeting will be held on Wednesday, June 11, 2025, beginning at 10:00 AM, Central Daylight time, virtually via a live audio webcast accessible at www.proxydocs.com/FTCI. In order to attend the Annual Meeting, you must visit www.proxydocs.com/FTCI and register by entering the control number included on your Notice of Internet Availability, proxy card, or voting instruction form. After registering, you will receive further instructions via email, including a unique link to access the virtual Annual Meeting and to vote and submit questions during the Annual Meeting.

During the 2025 Annual Meeting, we will answer pertinent questions submitted online by stockholders, as time permits. Note that we may group or summarize similar or related questions to provide answers as efficiently as possible. We may not, however, be able to provide live answers to every question submitted.

What is the purpose of the Annual Meeting?

At the Annual Meeting, stockholders will act upon the following matters: 1) election of three Class I directors; 2) ratification of the selection of BDO as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025; and 3) any other matters that properly come before the meeting.

Who is entitled to vote at the Annual Meeting?

Only our stockholders of record at the close of business on April 14, 2025, the record date for the Annual Meeting, are entitled to receive notice of and to participate in the Annual Meeting. If you were a stockholder of record on that date, you will be entitled to attend the Annual Meeting and vote all of the shares you held on that date at the Annual Meeting, or any postponement or adjournment thereof. As of the record date, there were 13,068,309 shares of common stock outstanding, all of which are entitled to be voted at the Annual Meeting.

What are the voting rights of the holders of our common stock?

Holders of common stock are entitled to one vote per share on each matter that is submitted to stockholders for approval. The holders of our common stock do not have cumulative voting rights in the election of directors.

Pursuant to our amended and restated certificate of incorporation, the total number of authorized shares of preferred stock is 10,000,000 shares. We have no shares of preferred stock issued or outstanding as of the date of this proxy statement.

What constitutes a quorum?

The presence, in person, or represented by proxy, of the holders of common stock representing a majority of the combined voting power of the outstanding shares of stock on the record date will constitute a quorum at the Annual Meeting, permitting the Annual Meeting to conduct its business. As of the record date, there were 13,068,309 shares of common stock outstanding, all of which are entitled to be voted at the Annual Meeting.

What vote is required to approve each item?

For purposes of electing directors at the Annual Meeting, each nominee shall be elected as a director by the plurality of votes cast. The affirmative vote of a majority of the shares of common stock present in person, or represented by proxy, and entitled to vote is required for the ratification of the selection of BDO and approval of any other matter that may be submitted to a vote of our stockholders.

The inspector of election for the Annual Meeting shall determine the number of shares of common stock represented at the meeting, the existence of a quorum and the validity and effect of proxies, and shall count and tabulate ballots and votes and determine the results thereof. Abstentions and broker non-votes will be included in the calculation of the number of shares considered to be present at the Annual Meeting for purposes of determining a quorum. A “broker non-vote” will occur when a bank, broker or other nominee, as the holder of record for a beneficial owner (as described below), does not vote on a particular proposal because such nominee does not have discretionary power with respect to that proposal and has not received instructions from the beneficial owner. On Proposal 1, votes to "withhold" and broker non-votes will not be counted as votes cast and therefore will have no effect on the outcome of the election of directors. On Proposal 2, abstentions from voting will have the same effect as a vote “against” the proposal. Broker non-votes, if any, will not have any effect on determining the outcome of Proposal 2. As Proposal 2 is considered "routine" under Nasdaq rules, brokers generally have discretionary authority to vote uninstructed shares on the proposal, so broker non-votes are not expected on this proposal. If less than a majority of the combined voting power of the outstanding shares of common stock is represented at the Annual Meeting, a majority of the shares so represented may adjourn the Annual Meeting from time to time without further notice.

What are the Board's recommendations?

As more fully discussed under "Matters to Come Before the Annual Meeting", our Board of Directors recommends a vote FOR the election of the three nominees for director named in Proposal 1 and FOR the ratification of the selection of BDO in Proposal 2.

Unless contrary instructions are indicated on the enclosed proxy, all shares represented by valid proxies received (and which have not been revoked in accordance with the procedures set forth below) will be voted (1) FOR the election of the three respective nominees for director named in this proxy statement; (2) FOR the ratification of the selection of BDO; and (3) in accordance with the recommendation of our Board of Directors, FOR or AGAINST all other matters as may properly come before the Annual Meeting. In the event a stockholder specifies a different choice by means of the enclosed proxy, such shares will be voted in accordance with the specification made.

How do I vote?

If you are a holder of record (that is, if your shares are registered in your own name with our transfer agent), you may vote using the enclosed proxy card, or via the Internet or telephone by visiting www.proxydocs/FTCI. Voting instructions are provided on the proxy card contained in the proxy materials, or on your Notice of Internet Availability.

If you are a beneficial owner (that is, if you hold your shares in "street name" through a bank, broker or other nominee as holder of record), you must vote in accordance with the voting instruction form provided by your bank, broker or other nominee. The availability of telephone or Internet voting will depend upon such nominee's voting process.

If you attend the Annual Meeting virtually, you can vote virtually during the meeting. If you are a street name holder and wish to vote at the meeting, you must first obtain a valid legal proxy from your bank, broker or other nominee authorizing you to vote and submit proof of your valid legal proxy via email to dsmsupport@mediantonline.com prior to the start of the Annual Meeting.

Can I change my vote after I return my proxy card or voting instructions?

Yes. Stockholders of record can revoke their proxy at any time prior to the exercise of that proxy, by voting in person at the Annual Meeting, or by filing a written revocation or duly executed proxy bearing a later date with our Secretary at our headquarters.

Beneficial owners who wish to change their votes should contact the organization that holds their shares.

Who pays for costs relating to the proxy materials and the Annual Meeting of Stockholders?

The costs of preparing, assembling and mailing this proxy statement, the Notice of Annual Meeting of Stockholders and the Annual Report to Shareholders and enclosed proxy card, along with the cost of posting the proxy materials on a website, are to be borne by us. In addition to the use of mail, our directors, officers and employees may solicit proxies personally and by telephone, facsimile and other electronic means. They will receive no compensation in addition to their regular salaries. We may request banks, brokers and other custodians, nominees and fiduciaries to forward copies of the proxy material to their principals and to request authority for the execution of proxies. We may reimburse these persons for their expenses in so doing.

INFORMATION ABOUT FTC SOLAR, INC.

Overview

The Company was founded in 2017 and is incorporated in the state of Delaware. In April 2021, we completed an initial public offering ("IPO"), and our common stock currently trades on the Nasdaq Capital Market under the symbol “FTCI”.

We are a global provider of solar tracker systems, supported by proprietary software and value-added engineering services. Solar tracker systems move solar panels throughout the day to maintain an optimal orientation relative to the sun, thereby increasing the amount of solar energy produced at a solar installation. Our original two modules-in-portrait ("2P") solar tracker system is marketed under the Voyager brand name (“Voyager”) and our one module-in-portrait ("1P") solar tracker system is marketed under the Pioneer brand name ("Pioneer"). We also have a mounting solution to support the installation and use of U.S.-manufactured thin-film modules. Our primary software offerings include SUNPATH which helps customers optimize solar tracking for increased energy production and our SUNOPS real-time operations management platform. In addition, we have a team of renewable energy professionals available to assist our U.S. and worldwide clients in site layout, structural design, pile testing and other needs across the solar project development and construction cycle. Our products and services provide tracker solutions for large utility-scale solar and distributed generation projects around the world. Our customers are primarily engineering, procurement and construction companies ("EPCs") and we also contract with developers and owners. The Company is headquartered in Austin, Texas, and has international subsidiaries in Australia, China, India, South Africa and Spain.

We are an emerging growth company, as defined in the Jumpstart Our Business Startups (JOBS) Act.

Corporate Governance

Mission

Our mission is to drive energy independence through effective and efficient solar engineering and innovation. We accelerate the adoption of renewable energy by reducing the cost of construction, simplifying the installation process and improving the energy yield of solar projects, thus supporting the transition away from fossil fuels.

Core Values

We are committed to the following core values in the way we do business:

•
Integrity - We do the right thing. We are humble and listen to new ideas. We respect our customers and our teammates.
•
Accountability - We are all accountable and act with urgency. We are transparent and deliver on our commitments. We come together to solve problems.
•
Innovation - We collaborate to create world-class solutions. We foster a learning culture. We turn great ideas into our future.
•
Excellence - We are committed to high quality. We plan well and execute flawlessly. We are focused on results.

Environmental Policy

We are committed to protecting our environment for the benefit of current and future generations. In order to minimize the environmental impact of our operations, products and services, we shall:

•
Prevent pollution, reduce waste and minimize consumption of resources.
•
Encourage environmental protection among the customers and suppliers with which we do business.
•
Provide training to all employees and encourage them to conduct business in an environmentally responsible manner.
•
Comply with applicable environmental laws, regulations, and other requirements to which the company subscribes.

We are committed to continuously improve our environmental management performance and we design our products and operations to reduce environmental impacts and maximize environmental savings.

Climate Change

Climate change has primarily impacted our business operations by increasing demand for solar power generation and, as a result, for use of our products. While climate change has not resulted in any material negative impact to our operations to date, we recognize the risk of disruptions to our supply chain due to extreme weather events. This has led us to expand the diversity of our supplier base and to partner with more local suppliers to reduce shipping and transportation needs. We are also increasingly partnering with larger scale steel producers rather than smaller suppliers to facilitate scaling of our operations while remaining conscious of the environmental impacts of steel manufacturing as the regulatory landscape around these high-emitting industries evolves.

We also attempt to mitigate the climate-related risks from the use of our products by designing our equipment and systems to have a high-slope tolerance and wind mitigation capabilities, while at the same time reducing the required foundation/pile count needed. This allows our trackers to be installed in increasingly hostile environments with minimal disturbance to the surrounding land.

Social Governance

The personal health and safety of each of our employees is of utmost importance, and we work to continually improve our safety policies and procedures. Our employees do not directly perform solar installations, but we consider the safety of the on-site installers when designing our products and installation procedures.

We believe we have a diverse employee base in terms of gender, age, experience, background and ethnicity. Information on the gender, age and ethnicity of our Board of Directors and our employees may be found in Part I, Item 1 of our Annual Report to Shareholders for the year ended December 31, 2024 under the caption "Human capital resources".

We encourage you to read "Part I, Item 1. Business" in our 2024 Annual Report to Shareholders to gain a more comprehensive understanding of our mission, core values, environmental and governance policies, how we are impacted by climate change and additional demographic information regarding our executive leadership team and our employee base. In addition, our Board of Directors has adopted Corporate Governance Guidelines outlining the Board's roles and responsibilities, leadership structure, composition, compensation and other matters, which is available on our corporate website at https://investor.ftcsolar.com.

Code of Business Conduct and Ethics

We have adopted a written code of business conduct and ethics that applies to all of our officers, directors and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions, which is posted on our website, https://investor.ftcsolar.com. All employees are required to attend annual training on our code of business conduct and ethics. Our code of business conduct and ethics is a “code of ethics,” as defined in Item 406(b) of Regulation S-K. We will make any legally required disclosures regarding amendments to, or waivers of, provisions of the code on our website.

Cybersecurity

We recognize the importance of developing, implementing and maintaining robust cybersecurity measures to safeguard our information technology ("IT") systems and protect the confidentiality, integrity, and availability of our data.

We have integrated cybersecurity risk management into our overall risk management and internal control framework and have established policies and controls that we believe are appropriate in light of the risks of damage to our reputation and financial condition from unauthorized access to our key digital assets and systems.

We have established a Cybersecurity Governance Committee, which meets monthly or more frequently, if needed, to monitor:

•
our current cybersecurity controls and our ability to address emerging threats;
•
the status of our ongoing cybersecurity initiatives and strategy;
•
incident reports from any cybersecurity events; and
•
compliance with regulatory requirements and industry standards.

The Cybersecurity Governance Committee has the responsibility for determining if a cybersecurity incident is considered to have a material impact on the Company requiring public reporting in accordance with the rules and regulations of the U.S. Securities and Exchange Commission.

Under the guidance of the Cybersecurity Governance Company, we have adopted (i) a Security Incident Response Plan, (ii) a Cybersecurity Materiality Assessment Policy, and (iii) a Cybersecurity Register of Events.

Our IT management, in conjunction with our Director of Internal Audit, has responsibility for monitoring and testing the effectiveness of our cybersecurity controls and procedures on a recurring basis.

Our Board of Directors is aware of the critical nature of managing risks associated with cybersecurity threats and has established oversight mechanisms to ensure effective governance in managing these risks. The Audit Committee is central to the Board's oversight and has been directed to assume primary responsibility for such oversight by the Board. The Audit Committee is comprised of board members with diverse experience including risk management, technology and finance, which, in the judgment of the Board, equips them with the ability to oversee cybersecurity risks effectively. The Audit Committee actively participates in strategic decisions related to cybersecurity, offering guidance to our management and approval of major initiatives.

Insider Trading Policy

We have adopted an insider trading policy that applies to all of our officers, directors and employees, including our principal executive officer, principal financial officer and persons performing similar functions. Our insider trading policy prohibits our directors and employees, including executive officers, from hedging or otherwise engaging in transactions that hedge or offset, or are designed to hedge or offset, any decrease in the market value of Company securities, including collars, equity swaps, exchange funds and prepaid variable forward sale contracts. All employees are required to attend annual training on our insider trading policy. In 2021, our Board of Directors approved waivers under our insider trading policy allowing our directors to undertake margin loans and hedging transactions with respect to our common stock.

Clawback Policy

In compliance with the Dodd-Frank Act, rules of the U.S. Securities and Exchange Commission ("SEC"), and Nasdaq Stock Market listing requirements, we adopted a clawback policy, effective July 27, 2023, that applies to the executive officers of the Company. This policy requires the Company to recover certain incentive-based compensation (including equity and cash bonus payments) received by current or former executive officers on or after October 2, 2023 (as determined under the policy) in the event we are required to prepare an accounting restatement due to material noncompliance with any financial reporting requirement under the securities laws. The recoverable compensation is that compensation which was received during the three-year period preceding the date on which the accounting restatement was required. The clawback pertains to any excess income derived by a current or former executive officer based on materially inaccurate accounting statements.

Since the adoption of our clawback policy, we have had no restatement requiring recovery of erroneously awarded compensation pursuant to our policy and there was no balance of erroneously awarded compensation to be recovered as of December 31, 2024.

Board of Directors and Executive Officers

We are governed by a Board of Directors currently comprising nine members, including seven independent members. Our board has established an audit committee, compensation committee and nominating and governance committee, consisting solely of independent members, to advise the full board on various matters. The audit committee will also periodically meet separately with our independent auditors, without the presence of management, to discuss any matters of importance or concern to our auditors. Additionally, our Director of Internal Audit organizationally reports directly to the audit committee. Further information regarding our Board of Directors may be found below under the section "Information About Our Directors".

Our executive officers, which currently consist of our President and Chief Executive Officer, Chief Operating Officer and Chief Financial Officer, serve at the discretion of our Board of Directors and hold office until his or her successor is duly appointed or until his or her earlier resignation or removal. There are no family relationships among any of our directors or executive officers. Further information regarding our executive officers may be found under "Information About FTC Solar, Inc. Management" below.

Security Ownership of Certain Beneficial Owners and Management

The following table shows information regarding the beneficial ownership of our common stock for the following:

•
Each stockholder known by us to beneficially own more than 5% of our common stock;
•
Each of our 2024 Named Executive Officers;
•
Each of our directors; and
•
All current executive officers and directors as a group.

The amounts and percentages of our common stock beneficially owned are reported on the basis of SEC regulations governing the determination of beneficial ownership of securities. Under SEC rules, a person is deemed to be a “beneficial” owner of a security if that person has or shares voting power or investment power, which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days of April 14, 2025. Securities that can be so acquired are not deemed to be outstanding for purposes of computing any other person’s percentage.

Our determination of the percentage of beneficial ownership is based on 13,068,309 shares of our common stock outstanding as of April 14, 2025 Unless otherwise indicated, the business address of each such beneficial owner is c/o 9020 N Capital of Texas Hwy, Suite I-260, Austin, Texas 78759.

Each of the stockholders listed has sole voting and investment power with respect to the shares beneficially owned by the stockholder unless noted otherwise, subject to community property laws where applicable.

	Shares of Common Stock Beneficially Owned
Name of Beneficial Owner	Number	Percentage
5% Stockholders:
ARC Family Trust(1)	1,174,086	9.0%
South Lake One LLC(2)	1,486,760	11.4%
Named Executive Officers and Directors:
Yann Brandt(3)	216,696	1.7%
Sasan Aminpour(4)	93,088	*%
Cathy Behnen(5)	27,080	*%
Patrick Cook(6)	176,092	1.3%
Shaker Sadasivam(7)	1,521,235	11.6%
Pablo Barahona(8)	4,000	*%
Ahmad Chatila(9)	228,767	1.8%
Lisan Hung(10)	37,163	*%
Darrell Jackson	—	*%
William Aldeen "Dean" Priddy, Jr.(11)	46,750	*%
David Springer(12)	930,158	7.1%
Maximillian Sultan	—	*%
All current Executive Officers and Directors as a group (12 individuals)	3,281,029	24.9%

* Less than one percent (1%)

(1)
The ARC Family Trust was established by Mr. Chatila for the benefit of certain members of his family. Based on Amendment No. 3 of Schedule 13G filed February 14, 2025, Mr. Shaker Sadasivam, the Chair of our Board of Directors, is the trustee of the ARC Family Trust and has shared voting and dispositive power with respect to the shares of common stock held by ARC Family Trust. As of April 14, 2025, Mr. Sadasivam had sole voting and dispositive power with respect to an additional 347,149 shares of common stock currently held and shares of common stock to be issued from the settlement of restricted stock units ("RSUs") that have vested as of April 14, 2025, or will vest within 60 days of April 14, 2025 (see footnote (3) below). The address of this stockholder is 20 Montchanin Road, Suite 100, Greenville, DE 19807.
(2)
Based on Amendment No. 1 to Schedule 13G filed February 1, 2023 on behalf of South Lake One LLC ("South Lake One"), South Cone Investments Limited Partnership ("South Cone"), and South Lake Management LLC ("South Lake Management"). South Lake Management is controlled and managed by the Class A and Class B members of its Board of Managers whereby no member of the Board of Managers has direct or indirect control of South Lake Management, and no member of South Lake Management individually has the power to control South Lake Management or replace its Board of Managers. South Lake Management directly controls South Cone as its general partner with the power to manage South Cone. South Cone directly owns 100% of the issued and outstanding membership interest of South Lake One. South Lake One is managed by the Class A and Class B members of its Board of Managers whereby no member of the Board of Manager has direct or indirect control of South Lake One. South Cone, as the sole member of South Lake One, has the power to control South Lake One and replace its Board of Managers. South Lake One directly holds an aggregate of 14,867,592 shares of our common stock. South Cone and South Lake Management each indirectly holds an aggregate of 1,486,760 shares of our common stock. The principal business address for South Lake One, South Cone and South Lake Management is 5711 Pdte. Riesco, Office No. 1603, Las Condes, Santiago, Chile.

(3)
Consists of (i) 191,697 shares of common stock held by Mr. Brandt, (ii) 8,333 shares of common stock to be issued from the settlement of RSUs that have vested, and (iii) 16,666 shares of common stock that will vest within 60 days of April 14, 2025 held by Mr. Brandt.
(4)
Consists of (i) 79,794 shares of common stock held by Mr. Aminpour, (ii) 7,311 shares of common stock to be issued from the settlement of RSUs that have vested, and (iii) 5,983 shares of common stock to be issued from the settlement of RSUs that will vest within 60 days of April 14, 2025, held by Mr. Aminpour.
(5)
Consists of (i) 25,146 shares of common stock held by Ms. Behnen, (ii) 645 shares of common stock to be issued from the settlement of RSUs that have vested, and (iii) 1,289 shares of common stock to be issued from the settlement of RSUs that will vest within 60 days of April 14, 2025, held by Ms. Behnen.
(6)
Consists of (i) 24,025 shares of common stock held by Mr. Cook, (ii) options for 20,375 shares of common stock that have vested as of April 14, 2025, but have not yet been exercised, held by Mr. Cook, (iii) 878 shares of common stock to be issued from the settlement of RSUs that have vested, (iv) 1,757 shares of common stock to be issued from the settlement of RSUs that will vest within 60 days of April 14, 2025, held by Mr. Cook, (v) 110,197 shares of common stock held by the Etnyre 2021 Family Trust, of which Mr. Cook is trustee, (vi) 9,430 shares of common stock held by the Cook 2021 Family Trust, of which Mr. Cook is trustee, and (vii) 9,430 shares of common stock held by the Patrick Cook 2021 Trust, of which Mr. Cook is trustee.
(7)
Consists of (i) 1,174,086 shares of common stock held by the ARC Family Trust, (ii) 32,992 shares of common stock held by Mr. Sadasivam, (iii) 301,710 shares of common stock held by ChristSivam, LLC, and (iv) 12,447 shares of common stock to be issued from the settlement of RSUs that will vest within 60 days of April 14, 2025 held by Mr. Sadasivam. Mr. Sadasivam is the trustee of the ARC Family Trust and has shared voting and dispositive power with respect to the shares of common stock held by ARC Family Trust. Mr. Sadasivam is also the Manager of ChristSivam, LLC and has sole voting and dispositive power with respect to the shares of common stock held by ChristSivam, LLC. See also above footnote (1) for further information about ARC Family Trust. Mr. Sadasivam has no pecuniary interest in any shares of common stock held by ARC Family Trust, and therefore, disclaims beneficial ownership of any such shares for purposes of Section 16 of the Exchange Act. The address of this stockholder is 1950 Pine Run Drive, Chesterfield, MO 63108.
(8)
Consists of 4,000 shares of common stock held by Mr. Barahona.
(9)
Consists of (i) 227,536 shares of common stock held by Mr. Chatila, and (ii) 1,231 shares of common stock to be issued from settlement of RSUs that have vested as of April 14, 2025, held by Mr. Chatila.
(10)
Consists of (i) 24,716 shares of common stock held by Mr. Hung, and (ii) 12,447 shares of common stock to be issued from the settlement of RSUs that will vest within 60 days of April 14, 2025, held by Ms. Hung.
(11)
Consists of (i) 36,364 shares of common stock held by Mr. Priddy, and (ii) 10,386 shares of common stock to be issued from the settlement of RSUs that will vest within 60 days of April 14, 2025 held by Mr. Priddy.
(12)
Consists of (i) 771,132 shares of common stock held by Mr. Springer, (ii) 9,045 shares of common stock to be issued from the settlement of RSUs that will vest within 60 days of April 14, 2025, held by Mr. Springer, (iii) 49,136 shares of common stock held by the DS 2022 GRAT, (iv) 33,615 shares of common stock held by ZS 2021 Trust, (v) 33,615 shares of common stock held by NS 2021 Trust, and (vi) 33,615 shares of common stock held by AS 2021 Trust. As stated in Amendment No. 3 to Schedule 13G filed February 14, 2025, with respect to the DS 2022 GRAT, Mr. Springer is (a) the sole trustee, (b) has sole voting and dispositive power with respect to the shares of common stock held by the trust and (c) has sole power to acquire for himself any asset held in the trust, including the shares of common stock, by substituting other property of equivalent value. With respect to the ZS 2021 Trust, the NS 2021 Trust and the AS 2021 Trust, Mr. Springer has sole power to acquire for himself any asset held in the trust, including the shares of common stock, by substituting other property of equivalent value.

MATTERS TO COME BEFORE THE ANNUAL MEETING

PROPOSAL 1:

Election of Directors

Director Classes

Our amended and restated certificate of incorporation and amended and restated bylaws provide that our Board of Directors are divided into three classes, as nearly equal in number as possible, with the directors in each class serving for a three-year term, and one class being elected each year by our stockholders. Our current directors are divided among the three classes as follows:

•
the Class I directors are Pablo Barahona, Darrell Jackson and David Springer, whose terms will expire at this Annual Meeting of Stockholders;
•
the Class II directors are Shaker Sadasivam, Maximillian Sultan and Yann Brandt, whose terms will expire at the Annual Meeting of Stockholders to be held in 2026; and
•
the Class III directors are Ahmad Chatila, Lisan Hung and William Aldeen "Dean" Priddy, Jr., whose terms will expire at the Annual Meeting of Stockholders to be held in 2027.

Tamara Mullings resigned from her position as an independent director of the Company, effective May 13, 2024. Mrs. Mullings resignation was not a result of any disagreement with the Company or any matter relating to the Company's operations, policies or practices.

Isidoro Quiroga Cortés resigned from his position as an independent director of the Company, effective August 11, 2024. Mr. Quiroga Cortés' resignation was not a result of any disagreement with the Company or any matter relating to the Company's operations, policies or practices.

The Board of Directors appointed Mr. Pablo Barahona as an independent director of the Company and a member of the Audit Committee of the Board, effective August 12, 2024. There was no arrangement or understanding between Mr. Barahona and the Company or any other person pursuant to which he was elected as a director. The Board believes that Mr. Barahona's knowledge of different economic sectors across global markets particularly in Latin America and Europe and significant experience in corporate governance and dealing with government agencies will be an important asset to the Board and the Company as we continue to expand our served markets and capitalize on the strength of our broadened product offerings across 1P and 2P tracker configurations.

The Board of Directors appointed Darrell Jackson as an independent director of the Company, effective April 28, 2025. There was no arrangement or understanding between Mr. Jackson and the Company or any other person pursuant to which he was elected as a director. The Board believes that Mr. Jackson's knowledge of U.S. capital markets and experience with complex financial transactions will be an important asset to the Board and the Company as we continue efforts to expand our business and improve our financial position.

The Board of Directors appointed Maximillian Sultan as an independent director of the Company, effective April 28, 2025. There was no arrangement or understanding between Mr. Sultan and the Company or any other person pursuant to which he was elected as a director. The Board believes that Mr. Sultan's experience in advising other companies on business strategy and operations management will be an important asset to the Board and the Company as we continue to adjust our cost structure while investing for future planned growth.

The terms of appointment for Mr. Barahona and Mr. Jackson, along with Mr. Springer's previously elected term, will expire at this Annual Meeting of Stockholders, unless elected by Company shareholders to a three-year term expiring at the Annual Meeting of Shareholders in 2028.

The other remaining director's terms will continue until the election and qualification of his or her successor, or his or her earlier death, disqualification, resignation or removal. Any increase or decrease in the number of directors will be distributed evenly among the three classes so that each class will consist of as near an equal number of directors as possible. This classification of our Board of Directors may have the effect of delaying or preventing a change in control of our Company. There are no family relationships among any of our directors or executive officers.

Nominees for Election as Directors at This Meeting

In accordance with the recommendation of our Nominating and Corporate Governance Committee, Pablo Barahona, Darrell Jackson and David Springer have each been nominated by the Board for election to a three-year term that will expire at the Annual Meeting of Stockholders in 2028. Additional information about the nominees is provided below under “Information about Our Directors.”

Vote Required

The three respective nominees shall be elected as directors by the plurality of votes cast. Unless authority to do so is withheld, it is the intention of the persons named in the proxy to vote such proxy FOR this proposal. Abstentions and broker non-votes will not be counted as votes “for,” or votes “withheld” for the election of directors.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE ELECTION OF EACH NOMINEE UNDER PROPOSAL 1.

Information About Our Directors

Class I Director Nominees for Election

Below is biographical information of each of the Class I directors standing for election:

Name and Background	Nominating and Corporate Governance Committee	Compensation Committee	Audit Committee
Non-employee directors -

Pablo Barahona was appointed as a member of our Board of Directors effective August 12 2024. Mr. Barahona served as President of Global Retail Markets West for Liberty Mutual from January 2016 through June 2024. Prior to that he served as President and CEO of Liberty Seguros Brazil from 2012 to 2014. Earlier in his career he served as President and CEO of Liberty Seguros Chile, General Manager of Asesorias e Inversiones Benjamin S.A. and CEO of Compania de Seguros PanAmerican. He served as Chairman of the Board for several Liberty Mutual subsidiaries between 2011 and 2019, including in Spain, Colombia, Ecuador, Brazil, Chile, and Portugal. Mr. Barahona earned a master's degree in economics from Duke University and a Bachelor of Arts degree from Universidad De Chile.

Member

Darrell Jackson was appointed as a member of our Board of Directors, effective April 28, 2025. Since March 2018, Mr. Jackson has been CEO of The Efficace Group, an executive coaching and consulting firm. Previously, Mr. Jackson was President and Chief Executive Officer of Seaway Bank and Trust Company from August 2014 to October 2015 and prior to that spent over 19 years at Northern Trust Company from January 1995 to July 2014 serving in various progressive corporate roles including as Executive Vice President and President, Wealth Management, as well as Senior Vice President, Group Executive, Private Client Services. Mr. Jackson currently serves on the Janus Henderson Investors Mutual Fund Board of Trustees, is an independent director for Amalgamated Financial Corporation and subsidiary Amalgamated Bank of New York and is on the Board of Directors of two privately held companies, Dome Construction, Inc. and William R. Gray and Company (DBA Gray-Bowen-Scott). Mr. Jackson earned a BA in Communications from St. Xavier University (formerly St. Xavier College) and holds an Executive MBA degree from the Kellogg Graduate School of Management at Northwestern University.

David Springer is one of our co-founders and has served as a member of our Board of Directors since January 2017. Mr. Springer previously served as our Chief Executive Officer from January 2017 to May 2019 and as our Executive Vice President, Field Operations from May 2019 to April 2021. Mr. Springer is currently the Chief Operating Officer of Recurrent Energy. From 2013 to 2016, Mr. Springer was the Chief Operating Officer of Solar Materials at SunEdison. From 2011 to 2013, Mr. Springer was the Vice President of Manufacturing at MEMC Electronic Materials Inc. From 2005 to 2011, Mr. Springer held multiple leadership positions, including Vice President of Manufacturing Operations, at Freescale Semiconductor, Inc. Mr. Springer has also served as a Navy submarine officer. Mr. Springer has a Bachelor of Science degree in engineering from the United States Naval Academy.

Our Class II Directors

Below is biographical information of our Class II directors:

Name and Background	Nominating and Corporate Governance Committee	Compensation Committee	Audit Committee
Non-employee director -

Shaker Sadasivam has served as Chair of the Board of Directors since January 19, 2023 and has been a member of our Board of Directors since January 2017. Mr. Sadasivam has served as the Chief Executive Officer of Auragent Bioscience, LLC since co-founding the company in 2018. From 2014 to 2016, Mr. Sadasivam served as President and Chief Executive Officer of SunEdison Semiconductor LLC. From 2009 to 2013, Mr. Sadasivam served as Executive Vice President and President of SunEdison. Mr. Sadasivam has served on the board of directors of Coherent Corp. (formerly II-VI Incorporated) since 2016. Mr. Sadasivam also serves on the board of directors of the private companies Sfara, Inc., Dclimate Inc. and Sea Pharma, LLC. Mr. Sadasivam holds a Bachelor of Science degree and a Master of Science degree in chemical engineering from the University of Madras and Indian Institute of Technology, a Master of Business Administration degree from Washington University and a Ph.D. degree in chemical engineering from Clarkson University.

	Member	Chair	Member

Maximilian Sultan was appointed as a member of our Board of Directors, effective April 28, 2025. Mr. Sultan is currently a partner in Applied Value Group, a strategy and operations management consulting firm, having joined the firm in August 2013. He has led consulting engagements on issues including sourcing and Supply Chain, product design and innovation, and commercial excellence, and has worked with several renewable energy clients. Mr. Sultan has been a member of the Board of Directors of ES Solar, a private residential and commercial solar installer based in Utah since June 2023. He was also a Board member of Applied Value Technologies from December 2023 to December 2024 and of Division 5 LLC from November 2018 to May 2024. Mr. Sultan holds a Bachelor of Business Administration degree from the Goiueta Business School at Emery University.

Employee director -

Yann Brandt was appointed as our President and Chief Executive Officer and a member of the Board of Directors, effective August 19, 2024. Mr. Brandt served as Chief Commercial Officer of FlexGen Power Systems Inc. since November 2022, and he served as Chief Financial Officer from February 2021 until November 2022. He previously served as Chief Executive Officer of QuickMount PV from June 2018 until June 2020. Prior to QuickMount PV, Mr. Brandt was with Conergy, a leading downstream solar company, where he served as President of the Americas, as well as Global Head of Marketing and Public Relations. Mr. Brandt is a current board member for the Solar Energy Industries Association. Mr. Brandt earned a Bachelor of Science degree in mechanical engineering from The Johns Hopkins University.

Our Class III Directors

Below is biographical information of our Class III directors:

Name and Background	Nominating and Corporate Governance Committee	Compensation Committee	Audit Committee
Non-employee directors -

Ahmad Chatila is one of our co-founders and has served as a member of our Board of Directors since January 2017. Mr. Chatila currently serves as the Managing Partner of Fenice Investment Group, a position he has held since 2017. Mr. Chatila is the co-founder and has served on the board of directors of Dimension Renewable Energy, since 2018. Mr. Chatila was also the transformation architect at Enphase Energy Inc. from 2017 to 2020. Mr. Chatila previously served as Chief Executive Officer and a member of the board of directors of SunEdison from 2009 to 2016, which filed for bankruptcy in 2016. Prior to joining SunEdison, Mr. Chatila served as Executive Vice President of the Memory and Imaging Division of Cypress from 2005 to 2009. Mr. Chatila also serves on the board of directors of the private companies Akra Inc., Ohmium, Inc. and SunEdison Infrastructure Limited. Mr. Chatila previously served as Chair of the board of directors of TerraForm Power, Inc. and TerraForm Global Inc. Mr. Chatila holds a Bachelor of Science degree in electrical engineering from Arizona State University, a Master of Science degree in electrical engineering from Cornell University and has completed the Stanford Executive Program at Stanford University.

Lisan Hung has served as a member of our Board of Directors since April 2021. Ms. Hung previously was a member of the board of directors of Rodgers Silicon Valley Acquisition Corp. (now Enovix Corporation) from December 2020 through July 2021 where she was a member of the audit committee and compensation committee. Ms. Hung is currently the Senior Vice President, General Counsel and Corporate Secretary of Enphase Energy, Inc. From 2014 to 2019, Ms. Hung was the Vice President of Legal Affairs, General Counsel and Corporate Secretary of Crocus Technology, Inc. From 2009 to 2014, she was the Vice President of Legal Affairs, General Counsel and Corporate Secretary of Kovio, Inc. Prior to that, Ms. Hung joined Advanced Micro Devices, Inc. in 1999, where she held a number of progressive leadership roles in the legal department until her departure in 2009 when she was the Director of Law for the Technology Group. Ms. Hung began her legal career at private law firms based in Silicon Valley, California. Ms. Hung holds a J.D. from Santa Clara University School of Law and a Bachelor of Science in Political Economy of Natural Resources from the University of California at Berkeley.

	Chair	Member

Dean Priddy has served as a member of our Board of Directors since November 2020. Mr. Priddy began his career at Analog Devices where he held positions with increasing responsibility in finance and marketing from 1986 to 1991. In 1991, Mr. Priddy joined RF Micro Devices, Inc. ("RFMD"), a supplier of radio frequency integrated circuits for the various wireless markets, and served as Chief Financial Officer and Corporate Vice President of Administration and Secretary from July 1997 to December of 2014 when RFMD merged with TriQuint Semiconductor, Inc. forming Qorvo, Inc. ("Qorvo"). Mr. Priddy served as Chief Integration Officer of the merger and as Executive Vice President of Administration until his retirement from Qorvo in 2015. Mr. Priddy has served on the board of trustees of the University of North Carolina at Greensboro since 2015. He currently is a private investor and serves or has served as a business and financial advisor to multiple early-stage and emerging growth companies. Mr. Priddy holds a Bachelor of Science degree in business administration and a Master of Business Administration degree, each from the University of North Carolina at Greensboro.

	Member	Member	Chair

Board Diversity Matrix

The matrix below summarizes certain key experience, qualifications, skills and attributes that our directors bring to the Board to enable effective oversight, as well as demographic information relating to each Board member as of April 30, 2025. The matrix is not intended to provide a complete list of each directors' strengths or contributions to the Board. Additional information regarding each director may be found above in his or her biography.

	Sadasivam	Barahona	Brandt	Chatila	Hung	Jackson	Priddy	Springer	Sultan
Skills and Experience
Executive leadership	✓	✓	✓	✓	✓	✓	✓	✓	✓
Global business	✓	✓	✓	✓	✓		✓	✓
Public company experience	✓	✓	✓	✓	✓	✓	✓	✓
Solar industry experience	✓		✓	✓	✓	✓		✓	✓
Semiconductor and electronics industry experience	✓			✓	✓		✓	✓
Advanced degree	✓	✓		✓	✓	✓	✓	✓
Other board/trustee experience	✓	✓	✓	✓	✓	✓	✓	✓	✓
Audit committee financial expert(1)	✓	✓				✓	✓
Tenure on FTC Board since	2017	2024	2024	2017	2021	2025	2020	2017	2025
Current FTC Board term expires	2026	2025	2026	2027	2027	2025	2027	2025	2025
Demographics - Age
Age	65	63	42	57	56	67	64	56	35
Demographics - Gender
Male	✓	✓	✓	✓		✓	✓	✓
Female					✓
Non-binary
Did not disclose gender									✓
Demographics - Background
African American or Black						✓
Alaskan Native or Native American
Asian	✓				✓
Hispanic or Latinx		✓
Native Hawaiian or Pacific Islander
White			✓	✓(2)			✓	✓
Two or More Races or Ethnicities
LGBTQ+			✓
Did not disclose background									✓

(1)	As defined in Item 407(d)(5) of Regulation S-K.
(2)	Self-identifies a Middle Eastern/North African

Board and Committee Meeting Attendance

All directors are expected to attend, in person or by teleconference or video conference, the Board meetings and meetings of the Board committees on which they serve. In accordance with our Corporate Governance Guidelines, each director is invited and encouraged to attend our Annual Meeting of Stockholders.

There was a total of five regularly scheduled and special meetings of the Board held during 2024. Also, during the same period, the Audit Committee held four meetings, the Compensation Committee held six meetings, and the Nominating and Corporate Governance Committee held three meetings. No current director serving during 2024 attended less than 75% of the aggregate of the Board meetings and meetings of the Board committees on which he or she served during the period they were on the Board, other than Pablo Barahona who attended one of two scheduled meetings following his appointment. Mr. Barahona was in attendance at the Board meeting on October 30, 2024, but not at the Audit Committee meeting on October 29, 2024. In addition, four members of the Board of Directors were in attendance during the Company's virtual 2024 Annual Meeting of Stockholders and four members of the Board of Directors were in attendance during the Company's virtual Special Meeting of Stockholders held on November 8, 2024.

Director Independence

Our Board of Directors undertook a review of the independence of our directors and considered whether any director has a material relationship with us that could compromise that director’s ability to exercise independent judgment in carrying out that director’s responsibilities. Our Board of Directors has affirmatively determined that each of Pablo Barahona, Lisan Hung, Darrell Jackson, Dean Priddy, Shaker Sadasivam, David Springer and Maximillian Sultan is an “independent director” under the rules of Nasdaq. In making these determinations, our Board of Directors considered the current and prior relationships that each director has with our Company and all other facts and circumstances our Board of Directors deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each director, and the transactions involving them described in the section titled “Certain Relationships and Related Person Transactions.”

Board Committees

Our Board of Directors has an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. The composition and responsibilities of each committee are described below. Our Board of Directors may also establish from time to time any other committees that it deems necessary or desirable. Members serve on these committees until their resignation or until otherwise determined by our Board of Directors.

Audit Committee

Our Audit Committee consists of Dean Priddy, Pablo Barahona and Shaker Sadasivam, with Mr. Priddy serving as chair. Our Audit Committee is responsible for, among other things:

•
selecting and hiring our independent auditors, and approving the audit and non-audit services to be performed by our independent auditors;
•
assisting the Board of Directors in evaluating the qualifications, performance and independence of our independent auditors;
•
assisting the Board of Directors in monitoring the quality and integrity of our financial statements and our accounting and financial reporting;
•
assisting the Board of Directors in managing risks associated with cybersecurity threats, providing oversight of management's cybersecurity risk management efforts, participating in strategic decisions and providing approvals of major initiatives related to cybersecurity (see "Part I, Item 1C. Cybersecurity" in our 2024 Annual Report to Shareholders for further information on our risk management, strategy and governance relating to cybersecurity);
•
assisting the Board of Directors in monitoring our compliance with legal and regulatory requirements;
•
reviewing with management and our independent auditors the adequacy and effectiveness of our internal control over financial reporting processes;
•
assisting the Board of Directors in giving directions to and actively monitoring the performance of our internal audit function, which reports directly to the Audit Committee with "dotted line" reporting to management;
•
reviewing with management and our independent auditors our annual and quarterly financial statements;
•
assisting the Board of Directors in reviewing the design and operation of our management information systems, including plans for system upgrades and enhancements;
•
reviewing and overseeing all transactions between us and a related person for which review, or oversight is required by applicable law or that are required to be disclosed in our financial statements or SEC filings, and developing policies and procedures for the committee’s review, approval and/or ratification of such transactions;
•
establishing procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or auditing matters and the confidential, anonymous submission by our employees of concerns regarding questionable accounting or auditing matters; and
•
preparing the Audit Committee report included in our annual proxy statement pursuant to the rules and regulations of the SEC.

Dean Priddy, Pablo Barahona and Shaker Sadasivam qualify as independent directors for purposes of serving on the Audit Committee under the corporate governance standards of Nasdaq and the independence requirements of Rule 10A-3 under the Exchange Act. Each member of our Audit Committee also meets the financial literacy requirements of Nasdaq listing standards. In addition, our Board of Directors has determined that each of Mr. Priddy and Mr. Sadasivam qualifies as an “audit committee financial expert,” as such term is defined in Item 407(d)(5) of Regulation S-K. Our Board of Directors has adopted a written charter for the Audit Committee, which is available on our corporate website at https://investor.ftcsolar.com.

Compensation Committee

Our Compensation Committee consists of Shaker Sadasivam, Lisan Hung and Dean Priddy, with Mr. Sadasivam serving as chair. The Compensation Committee is responsible for, among other things:

•
reviewing and approving corporate goals and objectives relevant to the compensation of our Chief Executive Officer, evaluating our Chief Executive Officer’s performance in light of those goals and objectives, and, either as a committee or together with the other independent directors (as directed by the Board of Directors), determining and approving our Chief Executive Officer’s compensation level based on such evaluation;
•
reviewing and approving, or making recommendations to the Board of Directors with respect to, the compensation of our other executive officers, including annual base salary, bonus and equity-based incentives and other benefits;
•
reviewing and recommending to the Board of Directors the compensation of our directors;
•
appointing and overseeing any compensation consultants;
•
reviewing and discussing with management our “Compensation Discussion and Analysis” disclosure, if and when required to be included in our annual proxy statement by the rules and regulations of the SEC ;
•
preparing the Compensation Committee report, if and when required to be included in our annual proxy statement by the rules and regulations of the SEC; and
•
reviewing and making recommendations with respect to our equity and equity-based compensation plans.

The Compensation Committee may form subcommittees for any purpose that the Compensation Committee deems appropriate and may delegate to such subcommittees such power and authority as the Compensation Committee deems appropriate.

Our Board of Directors has determined that each of Shaker Sadasivam, Lisan Hung and Dean Priddy, meet the definition of “independent director” for purposes of serving on the Compensation Committee under Nasdaq rules, including the heightened independence standards for members of a Compensation Committee, and are “non-employee directors” as defined in Rule 16b-3 of the Exchange Act. Our Board of Directors has adopted a written charter for the Compensation Committee, which is available on our corporate website at https://investor.ftcsolar.com.

Compensation Committee Consultant

The Compensation Committee has engaged an independent consultant, Aon Human Capital Solutions ("Aon'), a division of Aon plc, to assist the committee in its assessment of the appropriate levels and structure of compensation for executive management and the Board of Directors, as well as to assist in the design, strategy, governance and modeling of share usage from our equity incentive compensation programs through assessment of compensation programs in place at peer companies. Aon did not provide consulting services to us during 2024, other than with respect to executive and director compensation, including valuation of certain stock-based compensation awards with market conditions awarded to our Chief Executive Officer upon joining the Company in August 2024. The committee determined such services did not result in a conflict of interest.

Nominating and Corporate Governance Committee

Our Nominating and Corporate Governance Committee consists of Lisan Hung, Shaker Sadasivam and Dean Priddy, with Ms. Hung serving as chair. The Nominating and Corporate Governance Committee is responsible for, among other things:

•
assisting our Board of Directors in identifying prospective director nominees and recommending nominees to the Board of Directors;
•
overseeing the evaluation of the Board of Directors and management, including participation of the Board members in continuing education activities;

•
reviewing developments in corporate governance practices and developing and recommending a set of corporate governance guidelines;
•
reviewing our succession planning process for the Chief Executive Officer and other members of our executive leadership team;
•
recommending members for each committee of our Board of Directors; and
•
recommending to the Board for approval any changes to our policies related to environmental, social and governance matters.

Our Nominating and Corporate Governance Committee will also consider candidates recommended by stockholders. In considering candidates submitted by stockholders, the Nominating and Corporate Governance Committee will take into consideration the needs of the Board and the qualifications of the candidate, as well as the listing standards of the Nasdaq. The Nominating and Corporate Governance Committee may establish procedures, from time to time, regarding stockholder submission of recommendations for Board candidates.

Our Board of Directors has determined that each of Lisan Hung, Shaker Sadasivam and Dean Priddy meet the definition of "independent director" for purposes of serving on the Nominating and Corporate Governance Committee under Nasdaq rules. Our Board of Directors has adopted a written charter for the Nominating and Corporate Governance Committee, which is available on our corporate website at https://investor.ftcsolar.com.

Board Leadership Structure

Our current chair, Shaker Sadasivam, is an independent director and also serves as the lead director on the Board. Pursuant to our Corporate Governance Guidelines, when the chair of our Board of Directors is not an independent director, the independent directors on our Board will designate one of the independent directors to serve as the lead independent director. When the chair of our Board of Directors is an independent director, the duties of the lead director, which consist of coordinating the activities of the independent directors, coordinating the agenda for and presiding over sessions of the Board’s independent directors, and facilitating communications between the other members of the Board, will be part of the duties of the chair.

Background and Experience of Directors

Our Nominating and Corporate Governance Committee is responsible for reviewing with our Board of Directors, on an annual basis, the appropriate characteristics, skills and experience required for the Board of Directors as a whole and its individual members. In evaluating the suitability of individual candidates (both new candidates and current members), the Nominating and Corporate Governance Committee, in recommending candidates for election, and the Board of Directors, in approving (and, in the case of vacancies, appointing) such candidates, will take into account many factors, including the following:

•
significant accomplishment in his or her field;
•
personal and professional integrity;
•
ethics and values;
•
experience in corporate management, such as serving as an officer or former officer of a publicly held company;
•
experience in the industries in which we compete;
•
experience as a board member or executive officer of another publicly held company;
•
diversity of background, racial, ethnic and gender diversity, and expertise and experience in substantive matters pertaining to our business relative to other Board members; and
•
conflicts of interest.

The Board's Role in Risk Oversight

Our Board has and exercises ultimate oversight responsibility with respect to the management of the strategic, operational, financial and legal risks facing the Company and its operations and financial condition. The Board is involved in setting our business and financial strategies and establishing what constitutes the appropriate level of risk for us. Various committees of the Board also have responsibility for risk management.

The Board delegated to its Audit Committee the responsibility to provide oversight of the Company’s management of risks associated with cybersecurity threats, its accounting functions, financial and compliance risks and internal controls. It has delegated to its Nominating and Corporate Governance Committee the responsibility to oversee the effectiveness of our governance documentation, policies and procedures and our compliance programs.

The Compensation Committee is responsible for assessing the nature and degree of risk that may be created by our compensation policies and practices to ensure the appropriateness of risk-taking and their consistency with our business strategies. To conduct the assessment, the Compensation Committee, with the assistance of Aon Consulting, Inc., its independent compensation consultant, reviews our compensation policies and practices and in particular, our incentive plans, eligible participants, performance measurements, parties responsible for certifying performance achievement, and sums that could be earned to ensure that our compensation policies and practices do not encourage or create risk-taking that could be reasonably likely to have a material adverse impact on us.

The Board's Role in Succession Planning

The Board is also responsible for planning for future succession to the position of Chief Executive Officer, as well as certain other senior management positions. To assist the Board, the Chief Executive Officer shall periodically provide the Board with an assessment of persons considered potential successors to certain senior management positions and annually provide the Board with an assessment of other senior managers and their potential to succeed to the Chief Executive Officer position.

Compensation Committee Interlocks and Insider Participation

None of the members of our Compensation Committee will have at any time been one of our executive officers or employees. None of our executive officers currently serves, or has served during the last completed fiscal year, as a member of the board of directors or compensation committee (or other committee performing equivalent functions) of any entity that has one or more of its executive officers serving on our Board of Directors or Compensation Committee.

Communications with the Board of Directors

Any interested party desiring to communicate with our Board of Directors, or any individual director may send a letter addressed to our Board of Directors as a whole or to individual directors, c/o Chief Financial Officer, 9020 N Capital of Texas Hwy, Suite I-260, Austin, Texas, 78759. The Chief Financial Officer has been instructed by the Board to screen the communications and promptly forward those to the full Board or to the individual director specifically addressed therein.

Director Compensation

Our non-employee directors are entitled to the following compensation, as applicable. The following compensation for non-employee directors was approved by our Board of Directors at the time of the Company's IPO based on advice from Aon:

Cash Compensation

Each non-employee director will receive, in respect of his or her service on our Board of Directors, an annual cash retainer equal to $50,000, payable at the beginning of the year or on the date he or she begins service.

The non-employee chair of the Board is entitled to receive, in respect of his or her service as the non-employee chair of the Board, an additional annual cash retainer equal to $30,000, payable at the beginning of the year or upon the date he or she begins service as chair.

Non-chair members of each committee do not receive any additional compensation for committee service. Each committee chair is entitled to receive the following additional cash compensation for service on our Board of Directors and its committees, in each case payable at the beginning of the year or upon the date he or she begins service:

•
$20,000 annual cash retainer for service as the committee chair of the Audit Committee;
•
$15,000 annual cash retainer for service as the committee chair of the Compensation Committee; and
•
$10,000 annual cash retainer for service as the committee chair of the Nominating and Corporate Governance Committee

Such fees will be prorated for any partial year of service. For 2023, the Board of Directors elected to receive company stock for their annual board and committee retainers in lieu of cash. The number of shares granted to each director was based on the total cash value of the retainer fees owed divided by a prior 30-day volume-weighted average stock price ending on the grant date.

Equity Compensation

With respect to 2024, upon each non-employee director’s appointment to our Board of Directors, the director will receive, in respect of the director's service on our Board of Directors, an initial grant of RSUs as specified by the Board equal to 1.5 times the number of shares determined by the Board for an annual grant. The initial grant will vest in three equal installments on each of the first three anniversaries of the date of grant, subject in each case to the non-employee director’s continued service on our Board of Directors through and including the applicable vesting date.

Each non-employee director will also receive, in respect of his or her service on our Board of Directors, an annual grant of RSUs as specified by the Board equal to (i) 50% of the number of awards valued at $155,000, plus (ii) 50% of the number of awards determined based on (a) the percentage representing the median of equity awards granted to directors by our peer companies, in relation to the outstanding shares of those companies, multiplied by (b) the number of shares of our outstanding stock. The annual grant will be upon the director's initial appointment to the Board and, in subsequent years, on the date of each annual meeting of stockholders. Each annual grant will vest in one year from the date of grant, subject to the non-employee director's continued service on our Board of Directors through and including such vesting date.

Other Benefits

Each of our non-employee directors will, at the director's election, be partially reimbursed for his or her cost of procuring health insurance coverage for the director and his or her dependents, as determined in the discretion of the Compensation Committee.

Compensation for Board Observer

On July 5, 2023, the Company acquired 312,500 shares of our outstanding common stock held by ARC Family Trust, a greater than 5% current shareholder, for no monetary consideration. The ARC Family Trust was established by Mr. Ahmad Chatila, a member of our Board of Directors, for the benefit of certain members of his family. Mr. Shaker Sadasivam, the Chair of our Board of Directors, is the trustee of the ARC Family Trust. Concurrent with this transaction, Mr. Tony Alvarez, our Board Observer, received a supplemental grant of 25,000 RSUs (post-split basis) in connection with his appointment as our Board observer and Mr. Dean Priddy, who is the Chair of the Audit Committee of the Board, received a supplemental grant of 6,250 RSUs (post-split basis). These RSU grants vested upon the one-year anniversary of the date of grant. No additional compensation was provided to our Board Observer during 2024.

2024 Fiscal Year Director Compensation Table

The following table sets forth information regarding compensation earned by or paid to our directors and our Board observer for the 2024 Fiscal Year.

Name	Fees Earned or Paid in Cash $	Stock Awards(1) $	All Other Compensation $	Total $
Shaker Sadasivam(2)	95,000	44,076	—	139,076
Pablo Barahona(3)	50,000	35,752	—	85,752
Ahmad Chatila(4)	—	—	—	—
Isidoro Quiroga Cortés(5)	50,000	44,076	—	94,076
Lisan Hung(6)	60,000	44,076	—	104,076
Tamara Mullings(7)	100,000	—	—	100,000
Dean Priddy(8)	70,000	44,076	—	114,076
David Springer	50,000	44,076	—	94,076
Tony Alvarez (Board Observer)	—	—	—	—

(1)
Members of the Board of Directors are eligible to receive grants of RSUs under the 2021 Stock Incentive Plan, as amended ("2021 Plan") upon initial election to the Board of Directors and annually thereafter on the date of each annual meeting of stockholders, the number of which is determined based on a formula described under "Equity Compensation" above. Grants made upon initial election to the Board of Directors will vest in three equal installments on each of the first three anniversaries of the date of grant, subject in each case to the non-employee director’s continued service on our Board of Directors through and including the applicable vesting date. The annual RSU awards will vest in full on the first anniversary of the date of grant subject to continued service by the director. Amounts shown in the table above represent the aggregate grant date fair value of the restricted stock unit awards made to each non-employee director during the 2024 Fiscal Year, computed in accordance with FASB ASC Topic 718. For the year ended December 31, 2024, RSU grants to our directors were as follows:

Name	Initial RSU grant upon election to Board (#)	Grant date fair value of initial RSU grant upon election to Board ($)	Annual RSU grant (#)	Grant date fair value of annual RSU grant ($)
Shaker Sadasivam	—	—	9,045	44,076
Pablo Barahona	16,960	35,752	—	—
Ahmad Chatila	—	—	—	—
Isidoro Quiroga Cortés	—	—	9,045	44,076
Lisan Hung	—	—	9,045	44,076
Tamara Mullings	—	—	—	—
Dean Priddy	—	—	9,045	44,076
David Springer	—	—	9,045	44,076
Tony Alvarez	—	—	—	—

(2)
Mr. Sadasivam is Chair of the Board of Directors and is also Chair of the Compensation Committee of the Board.
(3)
Mr. Barahona was appointed to the Board of Directors, effective August 12, 2024.
(4)
Mr. Chatila elected not to accept his 2024 cash retainer and instead donated it to Mrs. Mullings. Mr. Chatila also elected not to accept the RSU grants for his annual award in 2024 in order for the available RSUs to be used for future awards to employees and/or other eligible recipients.
(5)
Mr. Quiroga Cortés resigned from the Board of Directors, effective August 11, 2024. As a result, his unvested 2024 annual RSU grant was forfeited upon his resignation.
(6)
Ms. Hung is Chair of the Nominating and Corporate Governance Committee of the Board.
(7)
Fees earned by Mrs. Mullings in 2024 included her 2024 Board retainer fee plus the retainer fee donated to her by Mr. Chatila. Mrs. Mullings resigned from the Board of Directors, effective May 13, 2024 to become a full-time employee of the Company. As of December 31, 2024, the fees owed Mrs. Mullings have not yet been paid by the Company but are expected to be paid during 2025 following the termination of her employment with the Company in March 2025.
(8)
Mr. Priddy is Chair of the Audit Committee.

As of December 31, 2024, our current directors held the following unvested restricted stock unit awards in the aggregate:

Name	RSUs outstanding #
Shaker Sadasivam	12,447
Pablo Barahona	16,960
Ahmad Chatila	—
Lisan Hung	12,447
Dean Priddy	10,386
David Springer	9,045
Tony Alvarez (Board Observer)	—

No director held any outstanding stock option awards as of December 31, 2024.

PROPOSAL 2:

Ratification of the Appointment of Independent Registered Public Accounting Firm

The Audit Committee approved the appointment of BDO as the Company's registered public accounting firm for our fiscal years ended December 31, 2024 and 2023.

PricewaterhouseCoopers LLP ("PwC") previously served as our independent registered public accounting firm from 2020 through April 3, 2023, at which time they were replaced by BDO, as disclosed further in our 2024 Proxy Statement.

The Board is submitting our appointment of BDO as our registered public accounting firm for the fiscal year ending December 31, 2025 for stockholder ratification at the Annual Meeting. A representative of BDO will attend the Annual Meeting, will have an opportunity to make a statement and will be available to respond to appropriate questions from stockholders.

The Company’s bylaws do not require that stockholders ratify the appointment of BDO as our independent registered public accounting firm. The Company is asking its stockholders to ratify this appointment because it believes such a proposal is a matter of good corporate practice. If the stockholders do not ratify the appointment of BDO, the Audit Committee will reconsider whether or not to retain BDO as FTC Solar’s independent registered public accounting firm but may determine to do so. Even if the appointment of BDO is ratified by the stockholders, the Audit Committee may change the appointment at any time if it determines that a change would be in the best interests of FTC Solar and its stockholders.

Principal Accountant Fees

Aggregate fees paid to BDO for professional services as our independent auditor during 2024 and 2023 were as follows.

	Year ended December 31,
(in thousands)	2024	2023
Audit fees	$809	$1,289
Audit-related fees	—	—
Tax fees	—	—
All other fees	—	—
Total	$809	$1,289

Aggregate fees paid to PwC for professional services as our predecessor independent auditor for the period January 1, 2023 to April 3, 2023 were as follows.

(in thousands)	January 1, 2023 to April 3, 2023
Audit fees	$116
Audit-related fees	30
Tax fees	—
All other fees	1
Total	$147

Audit fees: Audit fees are primarily for the audits of the Company's consolidated financial statements included in the Annual Reports on Form 10-K and reviews of the Company's consolidated financial statements included in the Quarterly Reports on Form 10-Q during each respective year, as well as required comfort letters that generally only the auditor can reasonably provide.

Audit-related fees: Audit-related fees in 2023 were for consultation and review by PwC prior to April 3, 2023 of a certain accounting transaction that occurred during the first quarter of 2023.

Tax fees: Neither BDO nor PwC provided tax compliance services to the Company in either 2024 or 2023.

All other fees: PwC provided licensed access to certain on-line accounting research tools in 2023.

Audit work performed by persons other than BDO's or PwC's full-time, permanent employees during each of the years ended December 31, 2024 and 2023 did not exceed 50% of total hours expended in either year.

The Audit Committee of the Board of Directors approved all services provided by BDO and PwC prior to the performance of those services and will approve all services to be provided by BDO in the future prior to the performance of those services.

Vote Required

Approval of this proposal will require the affirmative vote of holders of a majority of the shares of common stock present in person, or represented by proxy, and entitled to vote on such matter at the Annual Meeting. Unless authority to do so is withheld, it is the intention of the persons named in the proxy to vote such proxy FOR this proposal. Abstentions from voting on this proposal will have the same effect as a vote against this proposal. Broker non-votes, if any, will not have any effect on determining the outcome of this proposal. As this matter is considered “routine” under Nasdaq rules, brokers generally have discretionary authority to vote uninstructed shares on this proposal, so broker non-votes are not expected on this proposal.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF BDO USA, P.C. AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2025 UNDER PROPOSAL 2.

Audit Committee Report

The Audit Committee of the Board of Directors is responsible for providing independent, objective oversight of the Company’s management of risks associated with cybersecurity threats, its accounting functions, financial and compliance risks and internal controls. The Audit Committee is composed of three directors, each of whom is independent under the listing rules of the Nasdaq Stock Market and Exchange Act Rule 10A-3. The Audit Committee operates under a written charter approved by the Board of Directors and held four meetings in 2024. A copy of the Audit Committee's charter is available on the Company’s website at www.investor.ftcsolar.com by clicking on the “Corporate Governance” section.

On April 3, 2023, the Audit Committee dismissed PwC, the Company's independent registered public accounting firm from 2020 through April 3, 2023, and approved the appointment of BDO as the Company’s new independent registered public accounting firm for the fiscal year ended December 31, 2023, effective April 3, 2023. The Audit Committee also approved the appointment of BDO as the Company's independent registered public accounting firm for the fiscal year ended December 31, 2024.

Management is responsible for the Company’s internal control over financial reporting, disclosure controls and procedures and the financial reporting process. During 2024, BDO was responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with Public Company Accounting Oversight Board ("PCAOB") standards and issuing a report thereon. Since the Company is an "emerging growth company" as defined in the Jumpstart Our Business Startups Act, BDO was not required to opine on the effectiveness of the Company's internal control over financial reporting in connection with their audit. The Audit Committee’s responsibility is to monitor and oversee these processes, including the activities of the internal audit function. The Audit Committee has established a mechanism to receive, retain and process complaints on auditing, accounting and internal control issues, including the confidential, anonymous submission by employees, vendors, customers and others of concerns on questionable accounting and auditing matters.

In connection with these responsibilities, the Audit Committee met with management and BDO to review and discuss the audited consolidated financial statements for the fiscal year ended December 31, 2024. The Audit Committee also discussed with BDO the matters required by the applicable requirements of the PCAOB and SEC. In addition, the Audit Committee received the written disclosures from BDO required by applicable requirements of the PCAOB regarding our independent accountant’s communications with the Audit Committee concerning independence, and the Audit Committee has discussed with BDO its independence from the Company and its management.

Based upon the Audit Committee’s discussions with management and BDO, and the Audit Committee’s review of the representations of management and BDO, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for fiscal 2024 filed with the SEC.

Respectfully submitted,
THE AUDIT COMMITTEE

William Aldeen Priddy, Jr., Chair
Shaker Sadasivam
Pablo Barahona

INFORMATION ABOUT FTC SOLAR, INC. MANAGEMENT

Our Executive Officers and Leadership

Each officer serves at the discretion of our Board of Directors and holds office until his or her successor is duly appointed or until his or her earlier resignation or removal. There are no family relationships among any of our directors or officers. The following table sets forth the names, ages and positions of our officers as of the date of this proxy statement.

Name	Age	Position
Yann Brandt	42	President and Chief Executive Officer, Director
Sasan Aminpour	61	Chief Operating Officer
Cathy Behnen	61	Chief Financial Officer
Patrick Cook	41	Senior Vice President, Capital Markets and Business Development

Yann Brandt was appointed as our President and Chief Executive Officer and a member of the Board of Directors, effective August 19, 2024. Mr. Brandt served as Chief Commercial Officer of FlexGen Power Systems Inc. since November 2022, and he served as Chief Financial Officer from February 2021 until November 2022. He previously served as Chief Executive Officer of QuickMount PV from June 2018 until June 2020. Prior to QuickMount PV, Mr. Brandt was with Conergy, a leading downstream solar company, where he served as President of the Americas, as well as Global Head of Marketing and Public Relations. Mr. Brandt is a current board member for the Solar Energy Industries Association. Mr. Brandt earned a Bachelor of Science degree in mechanical engineering from The Johns Hopkins University.

Sasan Aminpour was appointed Chief Operating Officer, effective March 1, 2023, with responsibility for the Company's procurement and supply chain, project execution, field operations and engineering organizations. Mr. Aminpour served as our Senior Vice President of Operations from July 2022, when he joined the Company in connection with the acquisition of HX Tracker in which he was one of the owners, until February 2023. From 2012 to 2016, he served as Senior Vice President of Operations responsible for the global EPC (engineering, procurement, construction) function at SunEdison (formerly MEMC Electronic Materials). Earlier in his career, he served as the Senior Vice President of operations for Cypress Semiconductor and prior to that as an operations strategy consultant for McKinsey & Company ("McKinsey"). Mr. Aminpour holds a Master of Science in Computer Integrated Engineering from Middlesex University, UK and a Bachelor of Science in Industrial Engineering from Bosphorus University, Turkey.

Cathy Behnen was appointed Chief Financial Officer on February 12, 2024, having served in this role on an interim basis since November 2, 2023. Ms. Behnen has also been our Chief Accounting Officer since 2020. Prior to joining FTC Solar in 2020, her experience included more than 20 years in financial leadership roles, including serving as CFO and VP of Finance at Penn National Gaming Hollywood Casino Jamul – San Diego from 2017 to 2020, and as the Vice President of Finance and Corporate Controller of The Cosmopolitan of Las Vegas from 2015 to 2017. She also served as Head of Global Audit and Vice President of Business Operations at SunEdison from 2010 to 2015 and was a Partner at the accounting firm RubinBrown LLP. She is a Certified Public Accountant and holds a Bachelor of Science in Accounting from the University of Missouri - Columbia and an MBA from Saint Louis University. There were no arrangements or understandings between Ms. Behnen and any other persons pursuant to which she was selected as Chief Financial Officer. There are also no family relationships between Ms. Behnen and any director or executive officer of the Company, and she has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Patrick M. Cook has been our Senior Vice President, Capital Markets and Business Development since May 14, 2024. From March 31, 2022 through May 14, 2024, Mr. Cook was our Chief Commercial Officer overseeing sales and sales engineering, plus all capital markets functions. Prior to that he served as our Chief Financial Officer and Treasurer from July 2019 to March 31, 2022. Immediately prior to becoming our Chief Financial Officer, Mr. Cook worked in the corporate finance division of Dot Foods. From 2011 to 2017, Mr. Cook held multiple positions at SunEdison, including Vice President of Capital Markets and Corporate Finance and Treasurer of the Solar Energy Business Division. From 2006 to 2011, Mr. Cook held multiple leadership roles within Bank of America’s Structured Finance division, including Vice President of Structured Finance. Mr. Cook holds a Bachelor of Science degree in finance and quantitative methods from Bradley University.

Executive Compensation

We are currently considered an “emerging growth company” within the meaning of the Securities Act for purposes of the SEC’s executive compensation disclosure rules. Accordingly, we are required to provide a Summary Compensation Table and an Outstanding Equity Awards at Fiscal Year End Table, as well as limited narrative disclosures regarding executive compensation for our last completed fiscal year. Further, our reporting obligations extend only to the following

“Named Executive Officers,” which are the individuals who served as principal executive officer and the next two most highly compensated executive officers at the end of the fiscal year ended December 31, 2024 (the "2024 Fiscal Year").

Mr. Shaker Sadasivam, our Chairman of the Board, performed limited duties of the principal executive officer, consisting solely of signing the Company's annual and quarterly reports, after Sean Hunkler and our Board of Directors agreed that he would step down from the role on November 2, 2023. Mr. Sadasivam continued providing these services until August 19, 2024 when Mr. Brandt was appointed President and Chief Executive Officer. Mr. Sadasivam was not compensated for performing these services and was not appointed as an officer of the Company. All compensation reported for Mr. Sadasivam in the Summary Compensation Table below was paid with respect to his services as a director pursuant to our regular director compensation program, as described in the section entitled “Director Compensation” above.

The following table summarizes the compensation awarded to, earned by or paid to our Named Executive Officers for the 2024 and 2023 Fiscal Years, as applicable. Our compensation packages for the Named Executive Officers primarily consist of base salary, annual bonus and long-term incentive awards consisting of restricted stock unit awards and, in certain cases, stock options.

Summary Compensation Table

Name and Principal Position	Year(1)	Salary $(2)	Bonus $(2)	Stock Awards $(1),(2)	Option Awards $	Non-Equity Incentive Plan Compensation $	All Other Compensation $(3)	Total $
Shaker Sadasivam(4) Chair, Board of Directors	2024	—	—	44,076	—	—	95,000	139,076
	2023	—	—	160,000	—	—	95,499	255,499
Yann Brandt(5) President and Chief Executive Officer	2024	225,000	1,100,000	1,033,025	—	—	7,792	2,365,817
Sasan Aminpour(6) Chief Operating Officer	2024	364,000	—	—	—	—	15,200	379,200
	2023	342,607	54,148	1,117,552	—	—	13,200	1,527,507
Cathy Behnen(7) Chief Financial Officer	2024	381,250	—	141,120	—	—		522,370
	2023	307,649	54,638	266,418	—	—	100	628,805
Patrick Cook(8) Senior Vice President Capital Markets and Business Development	2024	358,943	—	—	—	—	66,986	425,929
	2023	352,724	76,510	660,064	—	—	13,105	1,102,403

(1)
Stock awards in lieu of cash retainer and bonuses, as well as other grants, for both 2024 and 2023, are shown in the table below. The number of RSUs granted in 2023 have been revised to reflect the reverse stock split, effective November 29, 2024.

Name	RSU grant in lieu of cash retainer (#)	Grant date fair value of RSU grant in lieu of cash retainer ($)	RSU grant in lieu of cash bonus (#)	Grant date fair value of RSU grant in lieu of cash bonus ($)	Annual/initial RSU grant (#)	Grant date fair value of annual/initial RSU grant ($)	RSU grant with market conditions (#)	Grant date fair value of RSU grant with market conditions ($)
2024 -
Shaker Sadasivam	N/A	N/A	—	—	9,045	44,076	N/A	N/A
Yann Brandt	N/A	N/A	—	—	400,000	980,800	250,000	52,225
Sasan Aminpour	N/A	N/A	—	—	—	—	—	—
Cathy Behen	N/A	N/A	—	—	20,000	141,120	—	—
Patrick Cook	N/A	N/A	—	—	—	—	—	—
2023 -
Shaker Sadasivam	2,610	75,403	N/A	N/A	5,756	160,000	N/A	N/A
Sasan Aminpour	N/A	N/A	1,593	54,148	38,000	1,041,200	80,000	76,352
Cathy Behen	N/A	N/A	16,070	54,638	83,300	228,242	400,000	38,176
Patrick Cook	N/A	N/A	2,251	76,510	22,000	602,800	60,000	57,264

(2)
Amounts in these columns reflect cash salary and bonus earned by the Named Executive Officers with respect to the relevant fiscal year and include, in certain instances, bonus paid in stock awards in lieu of cash in 2023 with a grant date fair value equal to 100% of the value of the bonus due, as well as the grant date fair value of other RSU awards received. Grants of RSUs with service-based conditions were valued at the fair value of our common stock, based on the closing price of our common stock on the date of grant, in accordance with FASB ASC Topic 718. RSU grants with market conditions were valued based on a Monte Carlo simulation based on the estimated probability of achievement of the market conditions. RSU grants in lieu of cash bonuses in 2023 were vested immediately upon grant. The annual or initial RSU grants generally vest at a rate of 25% on the first anniversary of the date of grant and 1/48th for each month thereafter until the fourth anniversary of the date of grant. RSUs with market conditions will be earned and vested in specified percentages upon the achievement of 3 different price targets of our common stock over a period of 4 years from the date of grant. No amounts have been earned as of the date of this proxy statement with respect to the RSUs granted with market conditions. See the section entitled “Employment Agreements with Named Executive Officers” below for additional details. Mr. Brandt and Ms. Behnen first became Named Executive Officers in 2024. Mr. Brandt's employment with the Company began in August 2024 and Ms. Behnen was appointed Chief Financial Officer on a permanent basis, effective February 12, 2024.
(3)
Amounts in this column reflect (i) in the case of Mr. Sadasivam, (a) for 2024, $95,000 for his annual cash retainer and (b) for 2023, director compensation comprised of the value of an RSU grant in lieu of his annual cash retainer with a grant date fair value of $75,403 and $20,096 in health insurance benefits as a director, (ii) in the case of Mr. Brandt for 2024, company-paid life insurance premiums of $42 and $7,750 in 401(k) matching contributions, (iii) in the case of Mr. Aminpour, (a) for 2024, company-paid life insurance premiums of $640 and $14,560 in 401(k) matching contributions, and (b) for 2023, $13,200 in 401(k) matching contributions, (iv) in the case of Ms. Behnen for 2024, $640 for company-paid life insurance premiums and $9,850 in 401(k) matching contributions, and (v) in the case of Mr. Cook, (a) for 2024, sales commission payments of $53,569, company-paid life insurance premiums of $97 and $13,320 in 401(k) matching contributions, and (b) for 2023, $13,005 in 401(k) matching contributions and $100 for a technology allowance.
(4)
Following Mr. Hunkler's departure from his position as President and Chief Executive Officer of the Company, effective November 2, 2023, Mr. Sadasivam as the Chair of our Board of Directors assumed certain responsibilities of the principal executive officer of the Company, limited solely to signing of the Company's annual and quarterly reports. These responsibilities continued until Mr. Brandt's appointment as President and Chief Executive Officer on August 19, 2024. Mr. Sadasivam did not receive any additional compensation with respect to these services. All compensation reported for Mr. Sadasivam in the Summary Compensation Table above was paid with respect to his services as a director pursuant to our regular director compensation program, as described in the section entitled “Director Compensation” above. In total, Mr. Sadasivam (a) in 2024 received an annual grant of RSUs valued at $44,076 with respect to his service as a director and a cash retainer of $95,000, and (b) in 2023, received an annual grant of RSUs valued at $160,000 with respect to his service as a director, an RSU grant in lieu of his annual cash retainer as a director with a grant date fair value of $75,403, and health insurance benefits as a director in an amount totaling $20,096.
(5)
Mr. Brandt was appointed President and Chief Executive Officer, effective August 19, 2024. For 2024, Mr. Brandt's earned salary was paid in cash and he received in cash a portion of his upfront and incremental sign-on bonuses, as described further in the section entitled "Employment Agreements with Named Executive Officers" below. During 2024, Mr. Brandt earned an $825,000 sign-on bonus and the first installment of an incremental sign-on bonus totaling $275,000 due on October 1, 2024, per the terms of his Employment Agreement. At December 31, 2024, the Company had paid Mr. Brandt a total of $550,000 and owed Mr. Brandt the remainder of his upfront and incremental sign-on bonuses totaling $550,000, which are expected to be paid in 2025. Mr. Brandt also received initial equity awards upon joining the Company consisting of time-based RSUs with a grant date fair value of $980,800 and RSUs which vest based on the occurrence of certain target price hurdles of our common stock valued at $52,225.
(6)
Mr. Aminpour was named Chief Operating Officer effective March 1, 2023. For 2024, Mr. Aminpour's earned salary was paid in cash. For 2023, Mr. Aminpour's earned salary was paid in cash and he received RSU awards in lieu of bonus earned in 2023 with a grant date fair value of $54,148. In addition, Mr. Aminpour received an annual 2023 RSU award with a grant date fair value of $1,041,200 and an RSU grant with a fair value of $76,352 that will be earned and vested in specified percentages upon the achievement of 3 different price targets of our common stock over a period of 4 years from the date of grant.
(7)
Ms. Behnen was named Chief Financial Officer on a permanent basis on February 12, 2024, after serving as Chief Financial Officer on an interim basis since November 2, 2023. She was not a Named Executive Officer in 2023. For 2024, Ms. Behnen's earned salary was paid in cash, and she received an initial RSU award upon being named Chief Financial Officer with a grant date fair value of $141,120.
(8)
For 2024, Mr. Cook's earned salary was paid in cash. For 2023, Mr. Cook's earned salary was paid in cash, and he received RSU awards in lieu of bonus earned in 2023 with a grant date fair value of $76,510. In addition, Mr. Cook received an annual 2023 RSU award with a grant date fair value of $602,800 and an RSU grant with a fair value of $57,264 that will be earned and vested in specified percentages upon the achievement of 3 different price targets of our common stock over a period of 4 years from the date of grant.

Employment Agreements with Named Executive Officers

Each of our Named Executive Officers (excluding Mr. Sadasivam, our non-employee Chair of the Board) was a party to an employment agreement with us either during the 2024 or 2023 Fiscal Years, or both, as described in greater detail below.

Yann Brandt Employment Agreement

On July 23, 2024, the Company announced that its Board of Directors had appointed Yann Brandt as the Company's President, Chief Executive Officer and a member of the Board, all effective as of August 19, 2024 (the "Effective Date").

In connection with Mr. Brandt's appointment to the role of President and Chief Executive Officer, the Company and Mr. Brandt entered into an employment agreement dated July 17, 2024. His employment agreement provided for the following:

•
An annual base salary of $650,000 and an annual target incentive award of 100% of his base salary;
•
A sign-on cash payment of $825,000 payable following the Effective Date (the "Upfront Sign-On Bonus Payment"). As of December 31, 2024, $550,000 of this amount had been paid to Mr. Brandt. Additionally, Mr. Brandt is to receive a one-time cash payment of $275,000 on each of October 1, 2024, October 1, 2025, and October 1, 2026, so long as he is an active employee as of each such date (each, an “Incremental Sign-On Bonus Payment”). The one-time cash payment of $275,000 due on October 1, 2024 has not yet been paid by the Company. The Upfront Sign-On Bonus Payment is subject to certain repayment provisions in the event that Mr. Brandt’s employment is terminated by the Company for cause (as defined in the Employment Agreement) or Mr. Brandt resigns his employment other than for good reason (as defined in the Employment Agreement) prior to the first anniversary or the second anniversary of the Effective Date;
•
A grant of the following equity awards outside of our 2021 Plan:
o
400,000 (post-split basis) RSUs, of which 25% were vested on the grant date and the remainder in equal monthly installment over 36 months following the grant date (the "Time-Based RSUs");
o
250,000 (post-split basis) RSUs (the "Share-Target RSUs") that will vest over a four-year period, subject to attainment of the following common stock share value hurdles: (i) 30% of the Share Target RSUs are allocated to the achievement of a $50 (post-split basis) Price Hurdle (as defined in the Employment Agreement); (ii) 30% of the Share Target RSUs are allocated to the achievement of an $80 (post-split basis) Price Hurdle; and (iii) 40% of the Share Target RSUs are allocated to the achievement of a $100 (post-split basis) Price Hurdle. The Share Target RSUs will vest in accordance with the vesting calculation rules set forth in the Employment Agreement on the next subsequent anniversary of the grant date during the four-year performance period during which a Price Hurdle is achieved.
•
Mr. Brandt will not be entitled to any other equity incentive compensation awards during 2025 and 2026, except as the Board or the Compensation Committee of the Board otherwise determine. Starting in 2027, subject to the Company’s achievement of certain common stock trading price thresholds as provided for in the Employment Agreement, Mr. Brandt will be eligible to participate in the Company’s long-term incentive compensation programs adopted by the Compensation Committee from time to time in its discretion. Mr. Brandt’s total target annual long-term incentive compensation opportunity shall be at least $3,000,000, which shall be awarded in a mix of performance stock units (60%) and RSUs (40%);
•
Mr. Brandt is eligible to participate in all benefit plans that the Company makes available to its executives generally;
•
If Mr. Brandt is terminated by the Company without cause or if he resigns for good reason, other than on or following a change in control (as defined in the Employment Agreement), Mr. Brandt will be entitled to receive the following, provided he is in compliance with applicable restrictive covenants under the Employment Agreement and he signs a release which becomes effective: (i) cash severance equal to 1.5 times his base salary; (ii) his Time-Based RSUs will vest in full; (iii) any unpaid annual cash bonus for the immediately preceding fiscal year and a pro rata annual cash bonus for the year in which the termination occurs for days worked through the termination date, based on actual Company financial performance, in each case payable at the same time as annual cash bonuses are paid to senior officers of the Company; (iv) a prorated portion of the Incremental Sign-On Bonus Payment payable following the termination date; and (v) COBRA benefits and a lump sum payment equal to the cost of COBRA benefits for Mr. Brandt, his spouse and his eligible dependents for a period of 18 months following his termination; and
•
If, on or within 12 months following a change in control, Mr. Brandt is terminated by the Company without cause or if he resigns for good reason, Mr. Brandt will be entitled to receive the following, provided he is in compliance with applicable restrictive covenants under the Employment Agreement and he signs a release which becomes effective: (i) cash severance equal to two times the sum of his base salary and target bonus; (ii) any unpaid annual cash bonus for the immediately preceding fiscal year and a pro rata annual cash bonus for the year in which the termination occurs for days worked through the termination date, based on actual Company financial performance, in each case payable at the same time as annual cash bonuses are paid to senior officers of the

Company; (iii) COBRA benefits and a lump sum payment equal to the cost of COBRA benefits for Mr. Brandt, his spouse and his eligible dependents for a period of 18 months following his termination; and (iv) his stock option awards will become fully vested and exercisable, his RSUs with time-based vesting (including the Time-Based RSUs) will vest in full, and his performance stock units (including the Share Target RSUs) will become vested in the full amount associated with a given performance condition that has been satisfied upon such change in control or within the 12 months after the change in control, including the share price of the Company that is achieved in connection with the valuation determined as part of the change in control.

Sasan Aminpour Employment Agreement

Effective as of June 14, 2022, the Company entered into an employment agreement with Mr. Aminpour to be our Vice President of Global Operations. Mr. Aminpour was subsequently promoted to Chief Operating Officer, effective March 1, 2023. As of January 1, 2025, Mr. Aminpour's current base salary is $364,000. Mr. Aminpour is also eligible to earn a target annual cash bonus opportunity equal to 60% of his base salary and to participate in the long-term incentive plan established by the Company.

Pursuant to his employment agreement, if Mr. Aminpour's employment is terminated by the Company without Cause or by Mr. Aminpour for Good Reason (as each such term is defined in the employment agreement), subject to his execution and non-revocation of a release of claims, Mr. Aminpour will become entitled to the following severance payments and benefits: (i) cash severance equal to 1.0 times his base salary payable in 12 monthly installments; (ii) any earned but unpaid annual cash bonus for the immediately preceding fiscal year and a prorated annual cash bonus for the year of termination, based on actual performance, to be paid at the same time as annual bonuses are paid to other senior officers; and (iii) a lump sum payment equal to the cost of COBRA benefits, if elected by Mr. Aminpour, for 18 months. In the event that the qualifying termination of employment occurs on or within 12 months following a Change in Control (as defined in the employment agreement), Mr. Aminpour would also be entitled to full vesting of any unvested equity-based awards (at target level of achievement for any performance-based award) then held by him. Following a Change in Control, Mr. Aminpour would also be entitled to receive reimbursement for his legal fees and expenses to the extent incurred in disputing in good faith any issue relating to his termination of employment.

Mr. Aminpour is also subject to customary restrictive covenants pursuant to the employment agreement, including an 18-month non-competition and non-solicitation covenant.

On May 11, 2023, the Company and Mr. Aminpour entered into an amendment to Mr. Aminpour's employment agreement that provided that Mr. Aminpour would forego his cash bonus for the first quarter of 2023 in exchange for a grant of RSUs. The number of RSUs to be granted was determined based on the cash bonus earned with respect to the first quarter of 2023 divided by the 30-day volume-weighted average stock price as of the respective grant date, which occurred in the quarter following the attainment of the bonus.

Mr. Aminpour's decision to accept RSUs in lieu of his earned 2023 cash bonus, as described above, reflects Mr. Aminpour's belief in the long-term prospects of the Company.

Cathy Behnen Employment Agreement

Effective as of April 30, 2021, the Company entered into an employment agreement with Ms. Behnen to be our Chief Accounting Officer. On November 3, 2023, the Board of Directors appointed Ms. Behnen as our Chief Financial Officer on an interim basis and subsequently, effective February 12, 2024, the Board of Directors made her appointment as Chief Financial Officer permanent. As of January 1, 2025, Ms. Behnen's current base salary is $390,000. Ms. Behnen is also eligible to earn a target annual cash bonus opportunity equal to 60% of her base salary and to participate in the long-term incentive plan established by the Company.

Pursuant to her employment agreement, if Ms. Behnen's employment is terminated by the Company without Cause or by Ms. Behnen for Good Reason (as each such term is defined in the employment agreement), subject to her execution and non-revocation of a release of claims, Ms. Behnen will become entitled to the following severance payments and benefits: (i) cash severance equal to 1.0 times her base salary payable in 12 monthly installments; (ii) any earned but unpaid annual cash bonus for the immediately preceding fiscal year and a prorated annual cash bonus for the year of termination, based on actual performance, to be paid at the same time as annual bonuses are paid to other senior officers; and (iii) a lump sum payment equal to the cost of COBRA benefits, if elected by Ms. Behnen, for 18 months. In the event that the qualifying termination of employment occurs on or within 12 months following a Change in Control (as defined in the employment agreement), Ms. Behnen would also be entitled to full vesting of any unvested equity-based awards (at target level of achievement for any performance-based award) then held by her. Following a Change in Control, Ms. Behnen would also be entitled to receive reimbursement for her legal fees and expenses to the extent incurred in disputing in good faith any issue relating to her termination of employment.

Ms. Behnen is also subject to customary restrictive covenants pursuant to the employment agreement, including an 18-month non-competition and non-solicitation covenant.

Patrick Cook Employment Agreement

Effective as of July 1, 2019, the Company entered into an employment agreement with Mr. Cook as our then Chief Financial Officer. On March 31, 2022, Mr. Cook became our Chief Commercial Officer, responsible for our sales and sales engineering, legal and capital markets functions. As of January 1, 2025, Mr. Cook's annual base salary was $358,943. Mr. Cook is also eligible to earn a target annual cash bonus opportunity equal to 70% of his base salary and to participate in the long-term incentive plan established by the Company.

Pursuant to his employment agreement, if Mr. Cook's employment is terminated by the Company without Cause or by Mr. Cook for Good Reason (as each such term is defined in the employment agreement), subject to his execution and non-revocation of a release of claims, Mr. Cook will become entitled to the following severance payments and benefits: (i) cash severance equal to 1.0 times his base salary payable in 12 monthly installments; (ii) any earned but unpaid annual cash bonus for the immediately preceding fiscal year and a prorated annual cash bonus for the year of termination, based on actual performance, to be paid at the same time as annual bonuses are paid to other senior officers; and (iii) a lump sum payment equal to the cost of COBRA benefits, if elected by Mr. Cook, for 18 months. In the event that the qualifying termination of employment occurs on or within 12 months following a Change in Control (as defined in the employment agreement), Mr. Cook would also be entitled to full vesting of any unvested equity-based awards (at target level of achievement for any performance-based award) then held by him. Following a Change in Control, Mr. Cook would also be entitled to receive reimbursement for his legal fees and expenses to the extent incurred in disputing in good faith any issue relating to his termination of employment.

Mr. Cook is also subject to customary restrictive covenants pursuant to the employment agreement, including an 18-month non-competition and non-solicitation covenant.

On May 11, 2023, the Company and Mr. Cook entered into an amendment to Mr. Cook's employment agreement that provided that Mr. Cook would forego his cash bonus for the first quarter of 2023 in exchange for a grant of RSUs. The number of RSUs to be granted was determined based on the cash bonus earned with respect to the first quarter of 2023 divided by the 30-day volume-weighted average stock price as of the respective grant date, which occurred in the quarter following the attainment of the bonus.

Mr. Cook's decision to accept RSUs in lieu of a portion of his earned 2023 cash bonus, as described above, reflects Mr. Cook's belief in the long-term prospects of the Company.

2024 and 2023 Bonus Arrangements

Our officers, including the Named Executive Officers (other than Mr. Sadasivam, our non-employee Chair of the Board), are eligible to participate in our annual incentive plan and to earn a bonus, payable quarterly, based on our financial performance as well as individual performance during each relevant period. Depending on the level of achievement and the resulting funding of the Company-wide bonus pool, the Board of Directors determines bonus eligibility for our Chief Executive Officer, and our Chief Executive Officer determined bonus eligibility for each other Named Executive Officer. As established, each Named Executive Officer could earn a target bonus amount equal to an annual amount of: (i) 100% of base salary for Mr. Brandt (2024), (ii) 70% for Mr. Cook, and (iii) 60% for Mr. Aminpour and Ms. Behnen, respectively.

During 2024 and 2023, the performance metrics established under our incentive plan were our “Critical Success Factors,” a set of metrics related to safety/environmental, quality, delivery, revenue, financials, people/HR, products/solutions (including R&D) and long-term value, which are approved by our Board of Directors and which we track throughout each respective year. During the 2024 Fiscal Year, the Board of Directors determined that the overall level of achievement of the Critical Success Factors, including taking into account overall financial results, was not sufficient in any quarter to qualify for a bonus payment to employees, apart from the upfront and incremental sign-on bonuses earned by Mr. Brandt upon joining the Company in August 2024, as specified in his Employment Agreement, and as described further in the section entitled "Employment Agreements with Named Executive Officers" above. During the 2023 Fiscal Year, the Board of Directors determined that the overall level of achievement of the Critical Success Factors was sufficient to qualify for 100% of target bonus during the first quarter of 2023, but was not sufficient, including taking into account overall financial results, to earn a bonus during the second, third or fourth quarters of 2023. Bonuses earned by individual employees are based on the percentage of target achievement of our Critical Success Factors in relation to the amount of bonus they are eligible to receive for their position, adjusted either up or down by individual performance ratings. All earned bonuses in the first quarter of 2023 were paid in the form of RSUs in lieu of cash, with the number of RSUs granted being determined based on the cash bonus earned divided by the 30-day volume-weighted average stock price as of the respective grant date, which occurred in the quarter following the attainment of the bonus.

2024 and 2023 Equity Grants

In General. We generally grant equity-based compensation in the form of restricted stock unit awards to key employees and certain others. Such awards may include time-based or performance-based vesting conditions or may be earned based on achievement of market conditions, such as the price of our common stock. We have on certain occasions in the past, and may continue to do so in future, grant equity-based compensation in the form of stock option awards and restricted stock awards, The grant date fair value of awards made during 2024 and 2023 to the Named Executive Officers is set forth in the Summary Compensation Table above. Additional information regarding awards made to the Named Executive Officers under the Company’s equity plans and which remained outstanding as of December 31, 2024 is detailed in accordance with SEC rules in the Outstanding Equity Awards as of 2024 Fiscal Year-End table below.

In determining the timing and terms of grants of equity-based compensation, unless such awards are on a predetermined schedule, including employment dates in which new employees receive an initial equity award upon joining the Company, we take into account whether material nonpublic information exists and the timing of disclosure of such information in order to attempt to mitigate to the extent possible any effect on the value of the equity-based compensation from disclosure of such information.

Mr. Brandt. In 2024, in order to induce Mr. Brandt join the Company as our President and Chief Executive Officer, we issued Time-Based RSUs with a grant date fair value of $980,800 and Share-Target RSUs with a grant date fair value of $52,225 upon the commencement of his employment on August 19, 2024, as described further in the section entitled "Employment Agreements with Named Executive Officers" above. These awards were issued outside of our 2021 Plan. A total of 25% of the Time-Based RSUs vested on the grant date and the remainder will vest in equal monthly installment over 36 months following the grant date. The Share-Target RSUs will vest in accordance with the vesting calculation rules set forth in the Employment Agreement on the next subsequent anniversary of the grant date during the four-year performance period during which a Price Hurdle is achieved.

Other Named Executive Officers. In 2024, Ms. Behnen received time-based RSUs upon her appointment as Chief Financial Officer on February 12, 2024, with a grant date fair value of $141,120. No other equity awards were issued to the other Named Executive Officers in 2024. In 2023, Mr. Aminpour received awards of RSUs under the 2021 Plan (i) in lieu of his cash bonus earned during the first quarter of 2023 valued at $54,148, (ii) for an annual grant in June 2023 valued at $1,041,200, and (iii) for a grant in December 2023 with a fair value of $76,352 that will be earned and vested in specified percentages upon the achievement of 3 different price targets of our common stock over a period of 4 years from the date of grant.

Mr. Aminpour was a party to a grant of performance-based RSUs in June 2022, upon joining the Company following the acquisition of HX Tracker. The original grant provided for vesting of (i) one-half of the awards (18,700 RSUs) (post-split basis) upon achievement of specified megawatt delivery targets for certain of the Company's one-panel in-portrait trackers by September 2023, inclusive of a grace period (the "First Performance Period") and (ii) one-half of the awards (18,700 RSUs) (post-split basis) upon achievement of specified megawatt delivery targets for certain of the Company's one-panel in-portrait trackers by September 2024, inclusive of a grace period (the "Second Performance Period"). On January 10, 2024, our Board of Directors approved an amendment to the original performance periods to extend the First Performance Period from September 2023 to March 2025, inclusive of a grace period, and extend the Second Performance Period from September 2024 to March 31, 2026, inclusive of a grace period. The amendment also expanded the products covered by the megawatt delivery targets to include all one-panel in-portrait trackers sold by the Company under the Pioneer brand name. Determination of the payout for the First Performance Period is still being finalized for approval by the Board of Directors as of the date of this proxy statement.

Mr. Cook received awards of RSUs under the 2021 Plan during 2023 (i) in lieu of his cash bonus earned during the first quarter of 2023 valued at $76,510, (ii) for an annual grant in June 2023 valued at $602,800, and (iii) for a grant in December 2023 with a fair value of $57,264 that will be earned and vested in specified percentages upon the achievement of 3 different price targets of our common stock over a period of 4 years from the date of grant.

Awards received in lieu of quarterly cash bonuses earned in the first quarter of 2023 were fully vested upon receipt. The annual or initial RSU grants generally vest at a rate of 25% on the first anniversary of the date of grant and 1/48th for each month thereafter until the fourth anniversary of the date of grant. RSUs with market conditions will be earned and vested in specified percentages upon the achievement of 3 different price targets of our common stock over a period of 4 years from the date of grant. Upon vesting, RSUs are settled by issuing common stock to the respective holders.

Pension and Non-Qualified Deferred Compensation Plans; Employee Benefits

We do not maintain a pension plan or non-qualified deferred compensation plan for any of our Named Executive Officers.

Our compensation program for Named Executive Officers (excluding Mr. Sadasivam, our non-employee Chair of the Board) also features other benefits, including participation in (i) our 401(k) savings plan, which is a tax-qualified defined contribution plan under which participants can save for retirement subject to such limits as may be determined by the Internal Revenue Service in each applicable year), and (ii) life, disability and health insurance benefits, on the same general terms as other participants in these programs.

Outstanding Equity Awards as of 2024 Fiscal Year End

The following table provides information regarding unexercised or unearned stock option awards and unvested or unearned stock awards held by our Named Executive Officers as of December 31, 2024.

	Option Awards					Stock Awards
Name	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable	Equity incentive plan awards: number of securities underlying unexercised unearned options (#)	Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested (#)(2)	Market value of shares or units of stock that have not vested ($)(3)	Equity incentive plan awards: number of unearned shares, units or other rights that have not vested (#)(4)	Equity incentive plan awards: market or payout value of unearned shares, units or other rights that have not vested ($)(3)
Yann Brandt(1)	—	—	—	N/A	N/A	266,669	1,469,346	250,000	1,377,500
Sasan Aminpour	—	—	—	N/A	N/A	27,362	150,765	117,400	646,874
Cathy Behnen	—	—	—	N/A	N/A	25,908	142,753	40,000	220,400
Patrick Cook	20,375	—	—	4.75	11/4/2029	20,014	110,277	60,000	330,600

(1)
All outstanding awards held by Mr. Brandt at December 31, 2024 were issued as employee inducement awards outside of our 2021 Plan.
(2)
The unvested restricted stock unit awards at December 31, 2024 vest, and an equal number of shares of our common stock are deliverable to the grantee, with respect to one quarter of the award upon the first anniversary of the grant date, and with respect to 1/48 of the award each month thereafter on the monthly anniversary until the end of the four year vesting period, subject to the Named Executive Officer continuing to be employed by us through each such date. All grants of restricted stock unit awards during 2023 for quarterly bonuses in lieu of cash were vested prior to December 31, 2024.
(3)
Based on the closing price of $5.51 per share of our common stock as of December 31, 2024, the last trading day of the year.
(4)
RSUs with market conditions will be earned and vested in specified percentages upon the achievement of 3 different price targets of our common stock over a period of 4 years from the date of grant. RSUs with performance conditions will be earned and vested upon the achievement of specified delivery targets for our one-panel in-portrait trackers sold under the Pioneer brand name over a period extending through March 31, 2026. Determination of the payout for the First Performance Period of RSUs with performance conditions is still being finalized for approval by the Board of Directors as of the date of this proxy statement.

EQUITY COMPENSATION PLANS

FTC Solar, Inc. 2021 Stock Incentive Plan

The Board of Directors adopted, as of April 16, 2021, and the stockholders of the company have approved the 2021 Plan which became effective with the IPO of the Company. The purpose of the 2021 Plan is to provide additional incentives to selected officers, employees, non-employee directors, independent contractors and consultants, to strengthen their commitment, motivate them to faithfully and diligently perform their responsibilities and to attract and retain competent and dedicated persons who are essential to the success of our business and whose efforts will impact our long-term growth and profitability. The material terms of the 2021 Plan are summarized below.

Administration and Eligibility

The 2021 Plan is administered by the Compensation Committee of our Board of Directors, which complies with applicable requirements of Section 16 of the Exchange Act and other applicable legal or stock exchange listing requirements. The plan administrator may interpret the 2021 Plan and may prescribe, amend and rescind rules and make all other determinations necessary or desirable for the administration of the 2021 Plan.

The 2021 Plan permits the plan administrator to select the officers, employees, non-employee directors, independent contractors and consultants who will receive awards, to determine the terms and conditions of those awards, including but not limited to the exercise price or other purchase price of an award, the number of shares of our common stock or cash or other property subject to an award, the term of an award and the vesting schedule applicable to an award, and to amend the terms and conditions of outstanding awards.

Shares Available and Certain Limitation

The 2021 Plan initially provided for 1,264,524 (post-split basis) shares of our common stock which could be issued pursuant to the 2021 Plan, subject to adjustment as provided by the 2021 Plan, (the “Initial Maximum”), which has been automatically increased on January 1, 2022, 2023 and 2024 and can be increased each January 1st thereafter prior to the tenth anniversary of the effective date of the 2021 Plan, by an amount equal to the lesser of (i) 4% of the total number of shares of our common stock issued and outstanding on each December 31st immediately prior to the date of increase and (ii) a number of shares of our common stock determined by the plan administrator. Effective January 1, 2024, the number of shares available for issuance under the 2021 Plan had increased by 1,292,392 (post-split basis) in aggregate since adoption pursuant to the terms of the 2021 Plan. A subsequent increase to the Initial Maximum effective January 1, 2025, if any, has not yet been approved by the Board of Directors as of the date of this proxy statement. The number of shares of our common stock that may be granted for incentive stock options is, however, limited to the Initial Maximum. Non-employee directors may not be granted awards during any calendar year with a grant date fair value that, when aggregated with such non-employee director’s cash fees with respect to such calendar year, exceed $750,000 in total value or $1,000,000 in total value upon initial appointment.

Shares of our common stock subject to an award under the 2021 Plan that remain unissued upon the cancellation, termination or expiration of the award will again become available for grant under the 2021 Plan. However, shares of our common stock that are exchanged by a participant or withheld by us as full or partial payment in connection with any award under the 2021 Plan, as well as any shares of our common stock exchanged by a participant or withheld by us to satisfy the tax withholding obligations related to any award, will not be available for subsequent awards under the 2021 Plan. To the extent an award is paid or settled in cash, the number of shares of our common stock previously subject to the award will again be available for grants pursuant to the 2021 Plan. To the extent that an award can only be settled in cash, such award will not be counted against the total number of shares of our common stock available for grant under the 2021 Plan.

Awards and Vesting

RSUs and Restricted Stock. RSUs and restricted stock may be granted under the 2021 Plan. The plan administrator will determine the purchase price, vesting schedule and performance objectives, if any, applicable to the grant of RSUs and restricted stock. If the restrictions, performance objectives or other conditions determined by the plan administrator are not satisfied, the RSUs and restricted stock will be forfeited. Subject to the provisions of the 2021 Plan and the applicable individual award agreement, the plan administrator may provide for the lapse of restrictions in installments or the acceleration or waiver of restrictions (in whole or part) under certain circumstances as set forth in the applicable individual award agreement, including the attainment of certain performance goals, a participant’s termination of employment or service, or a participant’s death or disability. The rights of RSU and restricted stockholders upon a termination of employment or service will be set forth in individual award agreements.

Unless the applicable award agreement provides otherwise, participants with restricted stock will generally have all of the rights of a stockholder during the restricted period, including the right to vote and receive dividends declared with respect to such restricted stock, provided that any dividends declared during the restricted period with respect to such restricted stock will generally only become payable if the underlying restricted stock vests. During the restricted period, participants with RSUs will generally not have any rights of a stockholder, but, if the applicable individual award agreement so provides, may be credited with dividend equivalent rights that will be paid at the time that shares of our common stock in respect of the related RSUs are delivered to the participant.

Stock Options. We may issue stock options under the 2021 Plan. Options granted under the 2021 Plan may be in the form of non-qualified options or “incentive stock options” within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”) as set forth in the applicable individual option award agreement. The exercise price of all options granted under the 2021 Plan will be determined by the plan administrator, but in no event may the exercise price be less than 100% of the fair market value of the related shares of our common stock on the date of grant. The maximum term of all stock options granted under the 2021 Plan will be determined by the plan administrator but may not exceed ten years. Each stock option will vest and become exercisable (including in the event of the optionee’s termination of employment or service) at such time and subject to such terms and conditions as determined by the plan administrator in the applicable individual option agreement.

Stock Appreciation Rights. Stock Appreciation Rights (“SARs”) may be granted under the 2021 Plan either alone or in conjunction with all or part of any option granted under the 2021 Plan. A free-standing SAR granted under the 2021 Plan entitles its holder to receive, at the time of exercise, an amount per share equal to the excess of the fair market value (at the date of exercise) of a share of our common stock over the base price of the free-standing SAR. A SAR granted in conjunction with all or part of an option under the 2021 Plan entitles its holder to receive, at the time of exercise of the SAR and surrender of the related option, an amount per share equal to the excess of the fair market value (at the date of exercise) of a share of our common stock over the exercise price of the related option. Each SAR will be granted with a base price that is not less than 100% of the fair market value of the related shares of our common stock on the date of grant. The maximum term of all SARs granted under the 2021 Plan will be determined by the plan administrator but may not exceed ten years. The plan administrator may determine to settle the exercise of a SAR in shares of our common stock, cash or any combination thereof.

Each free-standing SAR will vest and become exercisable (including in the event of the SAR holder’s termination of employment or service) at such time and subject to such terms and conditions as determined by the plan administrator in the applicable individual free-standing SAR agreement. SARs granted in conjunction with all, or part of an option will be exercisable at such times and subject to all of the terms and conditions applicable to the related option.

Other Stock-Based Awards. Other stock-based awards, valued in whole or in part by reference to, or otherwise based on, shares of our common stock (including dividend equivalents) may be granted under the 2021 Plan. Any dividend or dividend equivalent awarded under the 2021 Plan will be subject to the same restrictions, conditions and risks of forfeiture as the underlying awards and will only become payable if the underlying awards vest. The plan administrator will determine the terms and conditions of such other stock-based awards, including the number of shares of our common stock to be granted pursuant to such other stock-based awards, the manner in which such other stock-based awards will be settled (e.g., in shares of our common stock or cash or other property), and the conditions to the vesting and payment of such other stock-based awards (including the achievement of performance objectives).

Bonuses payable in fully vested shares of our common stock and awards that are payable solely in cash may also be granted under the 2021 Plan.

Performance Criteria. The plan administrator may grant equity-based awards and incentives under the 2021 Plan that are subject to the achievement of performance objectives selected by the plan administrator in its sole discretion. The business criteria may be expressed in terms of attaining a specified level of the particular criteria or the attainment of a percentage increase or decrease in the particular criteria, and may be applied to us or any of our affiliates, or one of our divisions or strategic business units or a division or strategic business unit of any of our affiliates, or may be applied to our performance relative to a market index, a group of other companies or a combination thereof, all as determined by the plan administrator. The business criteria may also be subject to a threshold level of performance below which no payment will be made, levels of performance at which specified payments will be made, and a maximum level of performance above which no additional payment will be made. The plan administrator will have the authority to make equitable adjustments to the business criteria, as may be determined by the plan administrator in its sole discretion.

Certain Transactions and Withholding Taxes

In the event of a merger, consolidation, reclassification, recapitalization, spin-off, spin-out, repurchase, reorganization, corporate transaction or event, special or extraordinary dividend or other extraordinary distribution (whether in the form of shares of our common stock, cash or other property), stock split, reverse stock split, subdivision or consolidation, combination, exchange of shares or other change in corporate structure affecting the shares of our common stock, an equitable substitution or proportionate adjustment shall be made, at the sole discretion of the plan administrator, in (i) the aggregate number of shares of our common stock reserved for issuance under the 2021 Plan, (ii) the kind and number of securities subject to, and the exercise price or base price of, any outstanding options and SARs granted under the 2021 Plan, (iii) the kind, number and purchase price of shares of our common stock, or the amount of cash or amount or type of property, subject to outstanding restricted stock, RSUs, stock bonuses and other stock-based awards granted under the 2021 Plan or (iv) the performance goals and periods applicable to awards granted under the 2021 Plan. Equitable substitutions or adjustments other than those listed above may also be made as determined by the plan administrator. In addition, the plan administrator may terminate all outstanding awards for the payment of cash or in-kind consideration having an aggregate fair market value equal to the excess of the fair market value of the shares of our common stock, cash or other property covered by such awards over the aggregate exercise price or base price, if any, of such awards, but if the exercise price or base price of any outstanding award is equal to or greater than the fair market value of the shares of our common stock, cash or other property covered by such award, our Board of Directors may cancel the award without the payment of any consideration to the participant.

Unless otherwise determined by the plan administrator and evidenced in an award agreement, in the event that (i) a “change in control” (as defined in the 2021 Plan) occurs and (ii) a participant’s employment or service is terminated without cause, or with good reason (to the extent applicable), within 12 months following the change in control, then (a) any unvested or unexercisable portion of any award carrying a right to exercise shall become fully vested and exercisable, and (b) the restrictions, deferral limitations, payment conditions and forfeiture conditions applicable to an award granted under the 2021 Plan will lapse and such unvested awards will be deemed fully vested and any performance conditions imposed with respect to such awards will be deemed to be achieved at target performance levels.

Each participant will be required to make arrangements satisfactory to the plan administrator regarding payment of an amount up to the maximum statutory rates in the participant’s applicable jurisdictions with respect to any award granted under the 2021 Plan, as determined by us. We have the right, to the extent permitted by law, to deduct any such taxes from any payment of any kind otherwise due to the participant. With the approval of the plan administrator, the participant may satisfy the foregoing requirement by either electing to have us withhold from delivery of shares of our common stock, cash or other property, as applicable, or by delivering already owned unrestricted shares of our common stock, in each case, having a value not exceeding the applicable taxes to be withheld and applied to the tax obligations. We may also use any other method of obtaining the necessary payment or proceeds, as permitted by law, to satisfy our withholding obligation with respect to any award.

Amendment, Termination and Clawback Provisions

The 2021 Plan provides our Board of Directors with the authority to amend, alter or terminate the 2021 Plan, but no such action may adversely affect the rights of any participant with respect to outstanding awards without the participant’s consent. The plan administrator may amend an award, prospectively or retroactively, but no such amendment may adversely affect the rights of any participant without the participant’s consent. Stockholder approval of any such action will be obtained if required to comply with applicable law.

No award will be granted pursuant to the 2021 Plan on or after the tenth anniversary of the effective date of the 2021 Plan (although awards granted before that time will remain outstanding in accordance with their terms).

We adopted a clawback policy compliant with Nasdaq rules effective July 27, 2023. All awards granted pursuant to the 2021 Plan are subject to the provisions of our clawback policy and may be further subject to such deductions and clawbacks as may be required to be made pursuant to any law, government regulation or stock exchange listing requirement. Our clawback policy was included as Exhibit 97.1 to our 2024 Annual Report on Form 10-K.

Prior Plan

Prior to the Company’s IPO, the Company granted equity awards under the 2017 Stock Incentive Plan ("2017 Plan"). Effective upon the IPO, the 2017 Plan was superseded by the 2021 Plan and no further awards will be made under the 2017 Plan.

2024 Employee Inducement Award Grant

In connection with the appointment of Mr. Yann Brandt as the Company's President and Chief Executive Officer, effective August 19, 2024, the Company issued the following awards to Mr. Brandt outside of the Company's 2021 Stock Plan, as amended:

•
400,000 (post-split basis) Time-Based RSUs, of which 25% were vested on the grant date and the remainder in equal monthly installment over 36 months following the grant date; and
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250,000 (post-split basis) Share-Target RSUs that will vest over a four-year period, subject to attainment of the following common stock share value hurdles: (i) 30% of the Share Target RSUs are allocated to the achievement of a $50 (post-split basis) Price Hurdle (as defined in the Employment Agreement); (ii) 30% of the Share Target RSUs are allocated to the achievement of an $80 (post-split basis) Price Hurdle; and (iii) 40% of the Share Target RSUs are allocated to the achievement of a $100 (post-split basis) Price Hurdle. The Share Target RSUs will vest in accordance with the vesting calculation rules set forth in the Employment Agreement on the next subsequent anniversary of the grant date during the four-year performance period during which a Price Hurdle is achieved.

Pursuant to the employee inducement award exemption under Nasdaq Listing Rule 5635(c)(4), the issuance of these employee inducement awards was approved by the Board of Directors of the Company.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

Under Employment Agreements

Circumstances Resulting in Severance

Ms. Behnen and Messrs. Aminpour and Cook. Pursuant to the employment agreements entered into with each of Ms. Behnen, Mr. Aminpour and Mr. Cook, the officers would be entitled to the following severance payments and benefits upon a termination by us without Cause or by the executive for Good Reason (as each such term is defined in the agreement), subject to the execution and non-revocation of a general release of claims: (i) cash severance equal to 1 times his base salary (payable in substantially equal installments over 12 months following the termination of employment in accordance with our regular payroll practices); (ii) any earned but unpaid annual cash bonus for the immediately preceding fiscal year and a prorated annual cash bonus for the year in which the date of termination occurs based on actual performance, to be paid at the same time as annual bonuses are paid to other senior officers; and (iii) a lump sum payment equal to the cost of COBRA benefits for the executive and his spouse and eligible dependents for a period of 18 months following the date of termination, payable on the first regularly scheduled payroll date on or following the 60 days after the date of termination.. In the event that the qualifying termination of employment occurs on or within 12 months following a Change in Control (as defined in the employment agreement), Messrs. Aminpour and Cook, respectively would also be entitled (x) to full vesting of any unvested equity-based awards (at target level of achievement for any performance-based award) then held by him and (y) to receive reimbursement for his legal fees and expenses to the extent incurred in disputing in good faith any issue relating to his termination of employment.

Under Equity Compensation Plans

2021 Plan. Unless otherwise determined by the plan administrator and evidenced in an award agreement, in the event that (i) a “change in control” (as defined in the 2021 Plan) occurs and (ii) a participant’s employment or service is terminated without cause, or with good reason (to the extent applicable), within 12 months following the change in control, then (a) any unvested or unexercisable portion of any award carrying a right to exercise shall become fully vested and exercisable, and (b) the restrictions, deferral limitations, payment conditions and forfeiture conditions applicable to an award granted under the 2021 Plan will lapse and such unvested awards will be deemed fully vested and any performance conditions imposed with respect to such awards will be deemed to be achieved at target performance levels.

2017 Plan Option Award Agreements. The option award agreements with the current Named Executive Officers under the 2017 Plan provide that outstanding vested options will expire three months following the participant’s termination date.

In the event that (i) a “change in control” (as defined in the 2017 Plan) occurs and (ii) a participant incurs a qualifying termination of employment within 12 months following the change in control, then (a) any unvested or unexercisable portion of any award carrying a right to exercise shall become fully vested and exercisable, and (b) any restrictions and forfeiture conditions applicable to an award will lapse. The completion of the IPO in 2021 did not constitute a change in control under the 2017 Plan.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Related Person Transactions

In addition to the compensation arrangements, including employment, termination of employment and change in control arrangements discussed in the sections titled “Director Compensation” and “Executive Compensation,” above, the following is a description of each transaction or agreement since January 1, 2023 and each currently proposed transaction in which:

•
we have been or are to be a party;
•
the amount involved exceeds $120,000; and
•
any of our directors, officers or holders of more than 5% of our outstanding capital stock, or any immediate family member of, or person sharing the household with, any of these individuals or entities, had or will have a direct or indirect material interest.

Debt and Warrant Offering

On December 4, 2024, we entered into a Securities Purchase Agreement (the “Purchase Agreement”) with an institutional investor as the purchaser under the Purchase Agreement (the “Investor”). Pursuant to the Purchase Agreement, we sold, and the Investor purchased $15.0 million in principal amount of our senior secured promissory notes and warrants for purchase of an aggregate of up to 1,750,000 shares of our common stock at an exercise price of $0.10 per share (the “Offering”). A member of our Board of Directors, Pablo Barahona, invested $500,000 in the Investor, which was used to finance the purchase price of the Offering.

Engagement with Ayna.AI LLC

In February 2022, we engaged Ayna.AI LLC (as successor in interest to Fernweh Engaged Operator Company LLC) (“Ayna”) to support us with improvements to our processes and performance in various areas including design, sourcing, logistics, pricing, software and standard configuration. The consideration for this engagement was a combination of cash and stock options, including options that vested over time, as well as options with vesting tied to certain performance metrics. The foregoing engagement constituted a related party transaction as South Lake One LLC, an entity affiliated with Isidoro Quiroga Cortés, a member of our board of directors at that time and now a former member of our board of directors, and a holder of more than 5% of our outstanding capital stock, was an investor in Ayna. In addition, Discrimen LLC was an investor in Ayna, and Isidoro Quiroga Cortés was affiliated with that entity. Isidoro Quiroga Cortés was also on the board of directors of Ayna.

On September 13, 2023, we executed a termination of the master services agreement and statement of work (collectively, the "Service Agreement") with Ayna and Fernweh Group LLC, the parent company of Fernweh Engaged Operator Company LLC, which resulted in a forfeiture of 2,000,000 unvested stock options that were part of the initial consideration for the engagement. Due to the accelerated timing of the payments required for the cash portion of the initial consideration and the expected service period over which the engagement was estimated to last, we had unamortized prepaid balances remaining at the termination date totaling approximately $3.2 million. These prepaid balances were fully amortized during the year ended December 31, 2023 as a charge to general and administrative expense. In addition, approximately $1.1 million of stock-based compensation expense previously recognized on the unvested stock options was reversed upon termination of the Service Agreement in connection with their forfeiture. An additional 100,00 options (on a post-split basis) to purchase shares of common stock at an exercise price of $38.60 per share (on a post-split basis) were fully vested and exercisable as of the termination date.

For the year ended December 31, 2023, we incurred $3.5 million of general and administrative expense associated with our engagement of FEOC. Cash payments during the year ended December 31, 2023 totaled $2.5 million.

Sean Hunkler Employment Agreement

We entered into an employment agreement on September 13, 2021 with Mr. Hunkler, who served as our President and Chief Executive Officer until November 2, 2023. The employment agreement provided that Mr. Hunkler would receive an annual base salary, subject to adjustment in our sole discretion, and also provided that Mr. Hunkler would be eligible to participate in our annual profit sharing incentive plan, with a target annual cash bonus equal to 100% of his base salary, which target may be increased, but not decreased during his employment. Effective as of September 2021, Mr. Hunkler’s base salary was set at $650,000. No adjustment to the base salary had been made prior to Mr. Hunkler's termination with the Company. Upon the effective date of the agreement, Mr. Hunkler was granted equity awards in the form of RSUs and performance-based options, which were subject to the 2021 Plan, and a cash sign-on bonus equal to $500,000 that was fully earned over the course of one year and payable in two equal installments ($250,000 of which was paid in 2021 and $250,000 of which was paid in 2022). The employment agreement provided that Mr. Hunkler’s employment with us was “at will” and can be terminated at any time by either party by providing written notice to the other party. As noted above, Mr. Hunkler reached agreement with our Board of Directors to step down from his position, effective November 2, 2023, with continuation of employment as an advisor until December 4, 2023, to ensure a smooth transition.

On April 3, 2023, the Company and Mr. Hunkler entered into an amendment to Mr. Hunkler's employment agreement in which the Company cancelled, without consideration, (i) 50% of the Options ($30) (as defined in his September 13, 2021 Employment Agreement) granted to Mr. Hunkler pursuant to the September 13, 2021 Employment Agreement, representing the option held by Mr. Hunkler to purchase 526,875 shares (on a pre-split basis) of Company common stock subject to attainment of a $30-per-share performance hurdle (on a pre-split basis), and (ii) 50% of the Options ($60) (as defined in his September 13, 2021 Employment Agreement) granted to Mr. Hunkler pursuant to the September 13, 2021 Employment Agreement, representing the option held by Mr. Hunkler to purchase 526,875 shares (on a pre-split basis) of Company common stock subject to attainment of a $60-per-share performance hurdle (on a pre-split basis). In addition, pursuant to this amendment, the exercise price of the remaining Options ($30) and Options ($60) was revised to equal the greater of (i) the thirty- (30-) day volume-weighted average trading price of the Company's common stock with respect to the thirty-day period immediately preceding the amendment date of April 3, 2023, and (ii) the closing per-share trading price of the Company's common stock on the amendment date of April 3, 2023. This amendment further modified the options to replace the $30 target with a $10 target (on a pre-split basis) and the $60 target with a $21 target (on a pre-split basis). All other terms of the options granted pursuant to the September 13, 2021 Employment Agreement remained unchanged. In modifying the targets, the Board of Directors took into account the importance of retention and incentivizing strong performance through attainable stretch goals, and sought to align the probability of achieving the modified targets as of the date of the amendment with the probability of achieving the original targets on the original grant date (while choosing not to extend or modify the original timeframe for which the targets must be achieved). The Board of Directors took into account the benefit to other shareholders of cancelling 50% of Mr. Hunkler's original award and thus required this cancellation as part of the agreement to modify the original targets.

All unvested RSU and option awards held by Mr. Hunkler were forfeited upon his stepping down from his position as President and Chief Executive Officer, as agreed between Mr. Hunkler and the Board of Directors, and subsequent termination.

Mr. Hunkler and the Board of Directors agreed that he would step down from his position as Chief Executive Officer as of November 2, 2023 and Mr. Hunkler ceased employment after a transition period which ended as of December 4, 2023. Pursuant to his employment agreement with the Company, Mr. Hunkler became entitled to severance based on a termination without Cause (as such term is defined in the agreement), subject to his execution and non-revocation of a release and his continued compliance with the non-compete and other restrictive covenants, equal to 1.5 times his base salary (payable in substantially equal installments over 18 months following the termination of employment in accordance with our regular payroll practices) and a lump sum payment equal to the cost of COBRA benefits for Mr. Hunkler and his spouse and eligible dependents for a period of 18 months following the date of termination, payable on the first regularly scheduled payroll date on or following the 60 days after the date of termination.

Acquisitions of common stock and issuance of RSUs

Effective July 5, 2023, we acquired 312,500 shares of our outstanding common stock held by ARC Family Trust, a related party and greater than 10% shareholder, for no monetary consideration. The acquired shares were then retired. The ARC Family Trust was established by Mr. Ahmad Chatila, a member of our Board of Directors, for the benefit of certain members of his family. Mr. Shaker Sadasivam, the Chairman of our Board of Directors, is the trustee of the ARC Family Trust.

Concurrent with the transaction described above and with the approval of our Board of Directors, we issued 250,000 RSUs to Mr. Tony Alvarez, who was appointed as our Board Observer, effective July 5, 2023, and 62,500 RSUs to Mr. William Aldeen "Dean" Priddy, Jr., a member of our Board of Directors and Chairman of the Audit Committee of the Board. These RSU grants vested upon the one-year anniversary of the date of grant.

Related party receivables, deposits and payables

We have related party receivables at December 31, 2024 and 2023, totaling $3.1 million and $0.9 million, respectively, for future material cost discounts contractually owed to us by Alpha Steel in connection with the expected receipt of manufacturing incentives available to Alpha Steel under the Inflation Reduction Act as costs are incurred by Alpha Steel to purchase raw materials and manufacture torque tubes and other products that will be used to fulfill purchase orders we issue to Alpha Steel.

We also have related party liabilities to Alpha Steel at December 31, 2024 and 2023, totaling $1.7 million and $1.5 million, respectively for the accrued cost of revenue recognized on certain of our customer projects associated with the cost of products that are being manufactured for us by Alpha Steel. Amounts included in our accounts payable balance at December 31, 2024 relating to Alpha Steel totaled $0.5 million (none at December 31, 2023).

During the year ended December 31, 2024, we made total deposits of $2.8 million to Alpha Steel, of which $2.0 million remains in our balance of vendor deposits in our Annual Report to Shareholders as of December 31, 2024.

Registration Rights Agreements

On April 29, 2021, we entered into a registration rights agreement with certain holders of our common stock, options, RSUs and similar instruments, providing such holders with certain registration rights. Thurman J. “T.J.” Rodgers (our former Chair of the Board of Directors) and Shaker Sadasivam (our current Chair of the Board of Directors), along with David Springer, Ahmad Chatila, Dean Priddy, and Lisan Hung, each a current member of our Board of Directors, Isidoro Quiroga Cortés and Tamara Mullings, both former members of our Board of Directors, Anthony P. Etnyre, our former Chief Executive Officer, Patrick Cook, our former Chief Financial Officer and Chief Commercial Officer and current Senior Vice President, Capital Markets and Business Development, Deepak Navnith, our former Chief Operations Officer, Nagendra Cherukupalli, our former Chief Technology Officer, Ali Mortazavi, our former Executive Vice President, Global Sales and Marketing, Jay B. Grover, our former Vice President, Supply Chain and Kristian Nolde, our former Vice President, Marketing and Strategy, as well as ARC Family Trust, an entity affiliated with Shaker Sadasivam and that was created for the benefit of family members of Ahmad Chatila, South Lake One, an entity affiliated with Isidoro Quiroga Cortés, Catherine L. Springer, the Rodgers Trust, an entity affiliated with Thurman J. “T.J.” Rodgers and certain trusts created for the benefit of family members of our officers and members of our Board of Directors (see “Security Ownership of Certain Beneficial Owners and Management”) are a party to such registration rights agreement. Additionally, on February 17, 2022, we amended the registration rights agreement in order to add Sean Hunkler, our then President and Chief Executive Officer, and Ayna, an entity related to South Lake One and Isidoro Quiroga Cortés as described under "Engagement with Ayna.AI LLC" above, as parties to the registration rights agreement.

On December 4, 2024, we entered into a registration rights agreement with the Investor in our Offering, as described above, in which we agreed to file with the SEC an initial Registration Statement on Form S-3 (the "Registration Statement") covering the resale of 1,750,000 shares of our common stock issuable upon exercise of the warrants included in the Offering. We file the Registration Statement on December 30, 2024, and it was declared effective by the SEC on January 7, 2025.

Indemnification Agreements

We are party to indemnification agreements with each of our directors and certain of our executive officers. In connection with our IPO, we entered into separate indemnification agreements with each of our directors and executive officers. These agreements require us to indemnify these individuals to the fullest extent permitted under Delaware law against liabilities that may arise by reason of their service to us, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified. We have also purchased directors’ and officers’ liability insurance for each of our directors and executive officers.

There is no pending litigation or proceeding naming any of our directors or executive officers pursuant to which indemnification is being sought, and we are not aware of any pending or threatened litigation that may result in claims for indemnification by any director or executive officer.

Policies and Procedures for Related Person Transactions

Our Board of Directors has adopted a written policy on transactions with related persons setting forth the policies and procedures for the review and approval or ratification of transactions involving us and “related persons.” For the purposes of this policy, “related persons” includes our executive officers, directors and director nominees and their immediate family members, and beneficial owners of more than 5% of our outstanding common stock and their immediate family members.

The policy covers, with certain exceptions set forth in Item 404 of Regulation S-K, any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships in which we were or are to be a participant, where the amount involved exceeds $120,000 and a related person had or will have a direct or indirect material interest, including, without limitation, purchases of goods or services by or from the related person or entities in which the related person has a material interest, indebtedness, guarantees of indebtedness and employment by us of a related person. In reviewing and approving any such transactions, our Audit Committee is tasked to consider all relevant facts and circumstances, including, but not limited to, whether the transaction is on terms comparable to those that could be obtained in an arm’s length transaction with an unrelated person and the extent of the related person’s interest in the transaction. All related person transactions may only be consummated if our Audit Committee has approved or ratified such transaction in accordance with the guidelines set forth in the policy. Any member of the Audit Committee who is a related person with respect to a transaction under review will not be permitted to participate in the deliberations or vote respecting approval or ratification of the transaction. However, such director may be counted in determining the presence of a quorum at a meeting of the Audit Committee that considers the transaction.

STOCKHOLDER PROPOSALS

Our amended and restated bylaws establish advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of the Board of Directors or a committee of the Board of Directors. In order for any matter to be “properly brought” before a meeting, a stockholder must comply with advance notice requirements and provide us with certain information. Generally, to be timely, a stockholder’s notice must be received at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary date of the immediately preceding annual meeting of stockholders. Our amended and restated bylaws also specify requirements as to the form and content of a stockholder’s notice.

Stockholders who intend to present a proposal at the 2026 Annual Meeting must provide our Corporate Secretary at 9020 N Capital of Texas Hwy, Suite I-260, Austin, Texas, 78759, with written notice of such proposal no earlier than February 11, 2026 and no later than March 13, 2026; provided, however, that if the 2026 Annual Meeting is not within 30 days before or 60 days after June 11, 2026, notice by a stockholder must be delivered no later than the close of business on the tenth day following the day on which notice of the date of the 2026 Annual Meeting is mailed to such stockholder or public disclosure of the date of the 2026 Annual Meeting is made, whichever occurs first. If the stockholder does not also comply with the requirements of Rule 14a-4(c) under the Exchange Act, we may exercise discretionary voting authority under proxies we solicit to vote in accordance with our best judgment on any such stockholder proposal or nomination.

In addition, stockholders who, in accordance with Rule 14a-8, wish to present a stockholder proposal for inclusion in the proxy materials to be distributed by us in connection with our 2026 Annual Meeting must provide the proposal to our Chief Financial Officer at 9020 N Capital of Texas Hwy, Suite I-260, Austin, Texas, 78759 on or before January 2, 2026, for such proposal to be eligible for inclusion in our Proxy Statement and form of proxy relating to that meeting. Such proposals must meet the requirements and procedures prescribed by Rule 14a-8 under the Exchange Act relating to stockholders’ proposals.

DELIVERY OF DOCUMENTS TO STOCKHOLDERS SHARING AN ADDRESS

We are furnishing proxy materials to our stockholders over the Internet. You may read, print and download our 2024 Annual Report to Shareholders and our 2025 Proxy Statement at www.proxydocs.com/FTCI.

To the extent we are requested to deliver a paper copy of the proxy materials to stockholders, the SEC rules allow us to deliver a single copy of proxy materials to any household at which two or more stockholders reside, if we believe the stockholders are members of the same family.

We will promptly deliver, upon oral or written request, a separate copy of the proxy materials to any stockholder residing at the same address as another stockholder and currently receiving only one copy of the proxy materials who wishes to receive his or her own copy. Requests should be directed to our Chief Financial Officer by phone at (737) 787-7906 or by mail to FTC Solar, Inc., 9020 N Capital of Texas Hwy, Suite I-260, Austin, Texas, 78759.

OTHER MATTERS

Availability of Meeting Information and Other Matters

Our 2024 Annual Report to Shareholders and our 2025 Proxy Statement are available at www.proxydocs.com/FTCI. Upon written request addressed to our Chief Financial Officer at 9020 N Capital of Texas Hwy, Suite I-260, Austin, Texas, 78759, from any person solicited herein, we will provide, at no cost, a copy of our fiscal 2024 Annual Report on Form 10-K filed with the SEC.

Our Board of Directors does not know of any matter to be brought before the Annual Meeting other than the matters set forth in the Notice of Annual Meeting of Stockholders and matters incident to the conduct of the Annual Meeting. If any other matter should properly come before the Annual Meeting, the persons named as proxy holders in the enclosed proxy card will have discretionary authority to vote all proxies with respect thereto in accordance with their best judgment.

By Order of the Board of Directors,
/s/ Cathy Behnen
Cathy Behnen
Chief Financial Officer

April 30, 2025

FTC SOLAR

Your vote matters!

Have your ballot ready and please use one of the methods below for **easy voting:**

Your control number

FTC Solar, Inc.

Annual Meeting of Stockholders

For Stockholders of record as of April 14, 2025

Wednesday, June 11, 2025 10:00 AM, Central Time

YOUR VOTE IS IMPORTANT!
PLEASE VOTE BY: 10:00 AM, Central Time, June 11, 2025.

Internet:

www.proxydocs.com/FTCI

- Cast your vote online
- **Have your Proxy Card ready**
- Follow the simple instructions to record your vote

Phone:

1-866-570-3312

- Use any touch-tone telephone
- **Have your Proxy Card ready**
- Follow the simple recorded instructions

Mail:

- Mark, sign and date your Proxy Card
- Fold and return your Proxy Card in the postage-paid envelope provided

Virtual:

This proxy is being solicited on behalf of the Management

The undersigned hereby appoints Yann Brandt and Cathy Behnen (the "Named Proxies"), and each or any of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of capital stock of FTC Solar, Inc. which the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED IDENTICAL TO THE BOARD OF DIRECTORS RECOMMENDATION. This proxy, when properly executed, will be voted in the manner directed herein. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the meeting or any adjournment or postponement thereof.

You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors' recommendation. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this card.

PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE

FTC SOLAR

FTC Solar, Inc. Annual Meeting of Stockholders

Please make your marks like this: ☒

MANAGEMENT RECOMMENDS A VOTE:

FOR ON PROPOSALS 1 AND 2

PROPOSAL		YOUR VOTE			MANAGEMENT RECOMMENDS
1.	Election of Directors				
		FOR	WITHHOLD		
	1.01 Pablo Barahona	☐	☐		FOR
	1.02 Darrell Jackson	☐	☐		FOR
	1.03 David Springer	☐	☐		FOR
		FOR	AGAINST	ABSTAIN	
2.	Ratification of the appointment of BDO as the Company's independent registered public accounting firm; and	☐	☐	☐	FOR
3.	To transact such other business as may properly come before the meeting and any adjournment or postponement thereof.				

Authorized Signatures - Must be completed for your instructions to be executed.

Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy/Vote Form.

Signature (and Title if applicable) Date

Signature (if held jointly) Date

Your control number Your vote matters! Meeting Materials: Notice of Meeting and Proxy Statement & Annual Report on Form 10-K Important Notice Regarding the Availability of Proxy Materials for the Stockholders Meeting To Be Held On June 11, 2025 For Stockholders of record as of April 14, 2025 To order paper materials, use one of the following methods. Internet: www.investorelections.com/FTCI Call: 1-866-648-8133 Email: paper@investorelections.com * If requesting material by e-mail, please send a blank e-mail with the 12 digit control number (located below) in the subject line. No other requests, instructions OR other inquiries should be included with your e-mail requesting material. Have the 12 digit control number located in the box above available when you access the website and follow the instructions. Copyright © 2025 BetaNXT, Inc. or its affiliates. All Rights Reserved FTC Solar, Inc. Annual Meeting of Stockholders Wednesday, June 11, 2025 10:00 AM, Central Time Annual meeting to be held via the internet - please visit www.proxydocs.com/FTCI for more details. You must register to attend the meeting online and/or participate at www.proxydocs.com/FTCI For a convenient way to view proxy materials, VOTE, and obtain directions to attend the meeting go to www.proxydocs.com/FTCI To vote your proxy while visiting this site, you will need the 12 digit control number in the box below. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. This is not a ballot. You cannot use this notice to vote your shares. We encourage you to access and review all of the important information contained in the proxy materials before voting. Under United States Securities and Exchange Commission rules, proxy materials do not have to be delivered in paper. Proxy materials can be distributed by making them available on the internet. If you want to receive a paper or e-mail copy of the proxy material, you must request one. There is no charge to you for requesting a copy. In order to receive a paper package in time for this year's meeting, you must make this request on or before May 30, 2025. styleINA C/O TABULATOR, P.O. BOX 8016, CARY, NC 27512-9903 SEE REVERSE FOR FULL AGENDA PROPOSAL 1. Election of Directors 1.01 Pablo Barahona 1.02 Darrell Jackson 1.03 David Springer 2. Ratification of the appointment of BDO as the Company's independent registered public accounting firm; and 3. To transact such other business as may properly come before the meeting and any adjournment or postponement thereof. MANAGEMENT RECOMMENDS A VOTE: FOR ON PROPOSALS 1 AND 2 FTC Solar, Inc. Annual Meeting of Stockholders